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                                 LOAN AGREEMENT



                            Dated as of July 1, 2003



                                     Between



                                 KC PROPCO, LLC,
                                   as Borrower



                                       and



                      MORGAN STANLEY MORTGAGE CAPITAL INC.,
                                    as Lender



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                                TABLE OF CONTENTS

                                                                            Page


I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1   Definitions......................................................1
Section 1.2   Principles of Construction......................................18

II.  THE LOAN

Section 2.1   The Loan........................................................18
      2.1.1   Agreement to Lend and Borrow....................................18
      2.1.2   Single Disbursement to Borrower.................................18
      2.1.3   The Note........................................................18
      2.1.4   Use of Proceeds.................................................18
Section 2.2   Interest Rate...................................................19
      2.2.1   Applicable Interest Rate........................................19
      2.2.2   Interest Calculation............................................19
      2.2.3   Determination of Interest Rate..................................19
      2.2.4   Usury Savings...................................................21
Section 2.3   Loan Payments...................................................22
      2.3.1   Payment Before Maturity Date....................................22
      2.3.2   Payment on Maturity Date........................................23
      2.3.3   Interest Rate and Payment after Default.........................23
      2.3.4   Late Payment Charge.............................................24
      2.3.5   Method and Place of Payment.....................................24
Section 2.4   Prepayments.....................................................24
      2.4.1   Voluntary Prepayments...........................................24
      2.4.2   Mandatory Prepayments...........................................26
      2.4.3   Prepayments After Default.......................................27
Section 2.5   Taxes...........................................................28

III. REPRESENTATIONS AND WARRANTIES

Section 3.1   Borrower Representations........................................31
      3.1.1   Organization....................................................32
      3.1.2   Proceedings.....................................................32
      3.1.3   No Conflicts....................................................32
      3.1.4   Litigation......................................................32
      3.1.5   Agreements......................................................33
      3.1.6   Consents........................................................33
      3.1.7   Title...........................................................33
      3.1.8   No Plan Assets..................................................33
      3.1.9   Compliance......................................................33

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      3.1.10  Financial Information...........................................34
      3.1.11  Condemnation....................................................34
      3.1.12  Intentionally Omitted...........................................34
      3.1.13  Separate Lots...................................................34
      3.1.14  Assessments.....................................................34
      3.1.15  Enforceability..................................................34
      3.1.16  Assignment of Leases............................................34
      3.1.17  Insurance.......................................................35
      3.1.18  Licenses........................................................35
      3.1.19  Intentionally Omitted...........................................35
      3.1.20  Physical Condition..............................................35
      3.1.21  Boundaries......................................................35
      3.1.22  Leases..........................................................35
      3.1.23  Filing and Recording Taxes......................................36
      3.1.24  Single Purpose..................................................36
      3.1.25  Tax Filings.....................................................39
      3.1.26  Solvency........................................................39
      3.1.27  Federal Reserve Regulations.....................................39
      3.1.28  Organizational Chart............................................39
      3.1.29  Bank Holding Company............................................39
      3.1.30  No Other Debt...................................................40
      3.1.31  Investment Company Act..........................................40
      3.1.32  Access/Utilities................................................40
      3.1.33  No Bankruptcy Filing............................................40
      3.1.34  Full and Accurate Disclosure....................................40
      3.1.35  Foreign Person..................................................40
      3.1.36  Fraudulent Transfer.............................................40
      3.1.37  No Change in Facts or Circumstances; Disclosure.................41
      3.1.38  Management Agreement............................................41
      3.1.39  Perfection of Accounts..........................................41
      3.1.40  REA.............................................................41
      3.1.41  Childcare Facilities............................................41
Section 3.2   Survival of Representations.....................................42

IV.  BORROWER COVENANTS

Section 4.1   Borrower Affirmative Covenants..................................43
      4.1.1   Existence; Compliance with Legal Requirements...................43
      4.1.2   Taxes and Other Charges.........................................43
      4.1.3   Litigation......................................................44
      4.1.4   Access to Property..............................................44
      4.1.5   Further Assurances; Supplemental Mortgage Affidavits............44
      4.1.6   Financial Reporting.............................................44
      4.1.7   Title to the Property...........................................46
      4.1.8   Estoppel Statement..............................................46
      4.1.9   Leases..........................................................46

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      4.1.10  Alterations.....................................................46
      4.1.11  Interest Rate Cap...............................................46
      4.1.12  Material Agreements.............................................47
      4.1.13  Performance by Borrower.........................................48
      4.1.14  Costs of Enforcement/Remedying Defaults.........................48
      4.1.15  Business and Operations.........................................48
      4.1.16  Loan Fees.......................................................48
      4.1.17  Fire and Zoning Code Violations.................................48
Section 4.2   Borrower Negative Covenants.....................................48
      4.2.1   Due on Sale and Encumbrance; Transfers of Interests.............48
      4.2.2   Liens...........................................................49
      4.2.3   Dissolution.....................................................49
      4.2.4   Change in Business..............................................49
      4.2.5   Debt Cancellation...............................................49
      4.2.6   Affiliate Transactions..........................................49
      4.2.7   Zoning..........................................................49
      4.2.8   Assets..........................................................49
      4.2.9   No Joint Assessment.............................................49
      4.2.10  Principal Place of Business.....................................50
      4.2.11  ERISA...........................................................50
      4.2.12  Material Agreements.............................................50
      4.2.13  REA.............................................................50
      4.2.14  Operating Lease.................................................50
      4.2.15  Management Agreement............................................50

V.   INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1   Insurance.......................................................51
      5.1.1   Insurance Policies..............................................51
      5.1.2   Insurance Company...............................................54
Section 5.2   Casualty and Condemnation.......................................54
      5.2.1   Casualty........................................................54
      5.2.2   Condemnation....................................................54
      5.2.3   Casualty Proceeds...............................................55
Section 5.3   Delivery of Net Proceeds........................................55
      5.3.1   Minor Casualty or Condemnation..................................55
      5.3.2   Major Casualty or Condemnation..................................56

VI.  RESERVE FUNDS

Section 6.1   Intentionally Omitted...........................................59
Section 6.2   Tax Funds.......................................................59
      6.2.1   Deposits of Tax Funds...........................................59
      6.2.2   Release of Tax Funds............................................59
Section 6.3   Insurance Funds.................................................60
      6.3.1   Deposits of Insurance Funds.....................................60

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      6.3.2   Release of Insurance Funds......................................60
Section 6.4   Capital Expenditure Funds.......................................60
      6.4.1   Deposits of Capital Expenditure Funds...........................60
      6.4.2   Release of Capital Expenditure Funds............................61
Section 6.5   Borrower Cash Collateral Funds..................................63
      6.5.1   Deposits of Borrower Cash Collateral Funds......................63
      6.5.2   Release of Borrower Cash Collateral Funds.......................63
Section 6.6   Operating Company Cash Collateral Funds.........................63
      6.6.1   Deposits of Operating Company Cash Collateral Funds.............63
      6.6.2   Release of Operating Company Cash Collateral Funds..............63
Section 6.7   Debt Service Reserve Funds......................................63
Section 6.8   Application of Reserve Funds....................................64
Section 6.9   Security Interest in Reserve Funds..............................64
      6.9.1   Grant of Security Interest......................................64
      6.9.2   Income Taxes....................................................64
      6.9.3   Prohibition Against Further Encumbrance.........................64
Section 6.10  Letters of Credit...............................................64
      6.10.1  Delivery of Letters of Credit...................................64
Section 6.11  Provisions Regarding Letters of Credit..........................65
      6.11.1  Security for Debt...............................................65
      6.11.2  Additional Rights of Lender.....................................66

VII. PROPERTY MANAGEMENT

Section 7.1   The Management Agreement........................................66
Section 7.2   Prohibition Against Termination or Modification.................67
Section 7.3   Replacement of Manager..........................................67

VIII. PERMITTED TRANSFERS

Section 8.1   Intentionally Omitted...........................................67
Section 8.2   Permitted Transfers of Interest in Borrower.....................67


IX.  SALE AND SECURITIZATION OF MORTGAGE

Section 9.1   Sale of Mortgage and Securitization.............................68
Section 9.2   Securitization Indemnification..................................69
Section 9.3   Rating Surveillance.............................................71
Section 9.4   Trustee and Accounting Fees.....................................71

X.   DEFAULTS

Section 10.1  Event of Default................................................72
Section 10.2  Remedies........................................................74
Section 10.3  Right to Cure Defaults..........................................75
Section 10.4  Remedies Cumulative.............................................76

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XI.  MISCELLANEOUS

Section 11.1  Successors and Assigns..........................................76
Section 11.2  Lender's Discretion.............................................76
Section 11.3  Governing Law...................................................76
Section 11.4  Modification, Waiver in Writing.................................78
Section 11.5  Delay Not a Waiver..............................................78
Section 11.6  Notices.........................................................78
Section 11.7  Trial by Jury...................................................79
Section 11.8  Headings........................................................80
Section 11.9  Severability....................................................80
Section 11.10 Preferences.....................................................80
Section 11.11 Waiver of Notice................................................80
Section 11.12 Remedies of Borrower............................................80
Section 11.13 Expenses; Indemnity.............................................81
Section 11.14 Schedules Incorporated..........................................82
Section 11.15 Offsets, Counterclaims and Defenses.............................82
Section 11.16 No Joint Venture or Partnership; No Third Party Beneficiaries...82
Section 11.17 Publicity.......................................................82
Section 11.18 Cross-Default; Cross-Collateralization; Waiver of Marshalling
              of Assets.......................................................83
Section 11.19 Waiver of Offsets/Defenses/Counterclaims........................83
Section 11.20 Conflict; Construction of Documents; Reliance...................84
Section 11.21 Brokers and Financial Advisors..................................84
Section 11.22 Exculpation.....................................................84
Section 11.23 Prior Agreements................................................86
Section 11.24 Servicer........................................................86
Section 11.25 Joint and Several Liability.....................................87
Section 11.26 Creation of Security Interest...................................87
Section 11.27 Assignments and Participations..................................87
Section 11.28 Property Releases...............................................88
Section 11.29 Property Substitutions..........................................89
      11.29.1 Conditions to Substitution......................................89
      11.29.2 Release and Substitution........................................95

                                    SCHEDULES

Schedule I    - Qualified Transferees
Schedule II   - Required Repairs
Schedule III  - Organizational Chart
Schedule IV   - List of Leases
Schedule V    - Form of Interest Rate Cap Confirmation
Schedule VI   - Liens Referenced in Section 3.1.7
Schedule VII  - Amortization Schedule
Schedule VIII - List of Properties and Allocated Loan Amounts
Schedule IX   - Amortization Schedule for Extension Term if Debt Service
                Coverage Ratio on Election Date is Less than 2.5:1.0

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Schedule X    - Insurance Claims
Schedule XI   - Intentionally Omitted
Schedule XII  - Insolvency Opinion
Schedule XIII - Insurance Deductibles
Schedule XIV  - Fire and Zoning Code Violations
Schedule XV   - Section 2.5 Certificate

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
                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT, dated as of July 1, 2003 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation, having an address at 1221 Avenue of the Americas, 27th Floor, New York, New York 10020 ("Lender") and KC PROPCO, LLC, a Delaware limited liability company having an address at c/o KinderCare Learning Centers, Inc., 650 N.E. Holladay Street, Suite 1400, Portland, Oregon 97232, Attn: Legal Dept. ("Borrower").

          All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Borrower desires to obtain the Loan from Lender; and

          WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

          NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

          I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

          Section 1.1 Definitions.

          For all purposes of this Agreement, except as otherwise expressly provided:

          "Additional Interest" shall have the meaning set forth in Section 2.4.1(e).

          "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in control of, is controlled by or is under common ownership or control with such Person or is a director or officer of such Person or of an Affiliate of such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Agent" shall mean Wells Fargo Bank, National Association, and any successor Eligible Institution thereto.

          "Allocated Loan Amount" shall mean the portion of the Loan allocated to each Individual Property, as set forth on Schedule VIII.

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          "Allocated NOI Amount" shall mean the portion of the Net Operating
Income for the Property as of the Closing Date allocated to each Individual Property, as set forth on Schedule VIII.

          "ALTA" shall mean American Land Title Association, or any successor thereto.

          "Annual Budget" shall mean the operating and capital budget for each Individual Property setting forth Borrower's good faith estimate of Gross Revenue, Total Operating Expenses, and Capital Expenditures for the applicable Fiscal Year.

          "Annual Debt Service Payment Amount" shall mean, as of any date, the amount of all principal and interest which will become due under the Loan during the following twelve (12) month period, assuming an Applicable Interest Rate equal to the Capped LIBOR Rate.

          "Annual Operating Lease Rent Amount" shall mean, as of any date, the amount of rent due from Operating Company to Borrower pursuant to the Operating Lease during the following twelve (12) month period.

          "Applicable Interest Rate" shall mean 3.37% per annum for the initial Interest Period and thereafter either (i) LIBOR plus the Spread with respect to any period when the Loan is a LIBOR Loan or (ii) the Substitute Rate plus the Substitute Spread with respect to any period when the Loan is a Substitute Rate Loan.

          "Assignment of Leases" shall mean, with respect to each state where any Individual Property is located, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Assignment of Management Agreement" shall mean that certain Assignment and Subordination of Management Agreement and Management Fees dated the date hereof among Borrower, Operating Company, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Assignment of Protection Agreement" shall mean that certain Assignment of Interest Rate Protection Agreement of even date herewith between Borrower and Lender and acknowledged by the Counterparty and any other Assignment of Interest Rate Protection Agreement hereafter delivered.

          "Assumed Note Rate" shall have the meaning set forth in Section 2.4.1(e).

          "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

          "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

          "Basic Carrying Costs" shall mean the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

          "beneficial owners" shall have the meaning set forth in Section 2.5(f)(5).

          "Borrower" shall mean KC Propco, LLC, a Delaware limited liability company, together with its permitted successors and permitted assigns.

          "Borrower Cash Collateral Funds" shall have the meaning set forth in
Section 6.5.1.

          "Borrower Excess Cash Flow" shall mean all sums remaining on deposit in the Operating Lease Rent Account, together with all interest accrued thereon, after the payment of all sums required to be paid pursuant to Sections 3.3(b)(i) and (ii) of the Cash Management Agreement.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

          "Capital Expenditures" for any period shall mean amounts expended for replacements and alterations to the Property and required to be capitalized according to GAAP.

          "Capital Expenditure Funds" shall have the meaning set forth in
Section 6.4.1.

          "Capital Expenditures Work" shall mean any labor performed or materials installed in connection with any Capital Expenditure.

          "Capped LIBOR Rate" shall mean, with respect to any Interest Rate Protection Agreement in effect with respect to the Loan for the period from the Closing Date through July 8, 2006, 6.50%, and with respect to any Interest Rate Protection Agreement in effect with respect to the Loan thereafter, 7.00%.

          "Cash Management Agreement" shall mean that certain Cash Management Agreement of even date herewith among Lender, Borrower, Operating Company, Manager and Agent.

          "Casualty" shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to any Individual Property or any part thereof.

          "Casualty Consultant" shall have the meaning set forth in Section 5.3.2(c).

          "Casualty Release Amount" shall have the meaning set forth in Section 2.4.2.

          "Casualty Retainage" shall have the meaning set forth in Section 5.3.2(d).

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          "Closing Date" shall mean the date of funding the Loan.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "Condemnation" shall mean a permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Individual Property or any part thereof.

          "Controllable Expenses" shall mean all expenses for labor, food, educational supplies, equipment replacement, office supplies, training, janitorial services, repair and maintenance, utilities, local marketing programs, telephone, vehicle expenses, bad debt, program materials, gas, oil, maintenance, field trip costs, activity costs, promotional expenses, recruiting, insurance and other miscellaneous expenses directly related to the operation of the Property as an early childhood care and educational center.

          "Counterparty" shall mean (a) the counterparty under the Interest Rate Protection Agreement or (b) a Person that guarantees such counterparty's obligations under the Interest Rate Protection Agreement or otherwise provides to such counterparty credit support acceptable to Lender or, after a Securitization, the Rating Agencies, provided, however, that such guarantor shall be deemed the "Counterparty" for so long as the long-term credit rating issued by the Rating Agencies to such guarantor is better than the long-term credit rating of the actual counterparty under the Interest Rate Protection Agreement.

          "Covered Disclosure Information" shall have the meaning set forth in
Section 9.2.

          "Debt" shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon (including, without limitation, any interest that would be due pursuant to the terms hereof on the outstanding principal amount of the Loan through and including the end of any applicable Interest Period, even if such Interest Period extends beyond any applicable Monthly Payment Date, Prepayment Date or the Maturity Date) and all other sums (including, without limitation, the Spread Maintenance Premium and any Breakage Costs) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage, the Environmental Indemnity or any other Loan Document.

          "Debt Service" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

          "Debt Service Coverage Ratio" shall mean, as of the relevant date, the ratio of (i) Net Operating Income for the twelve (12) calendar month period immediately preceding the date of calculation to (ii) the projected Debt Service that would be due for the twelve (12) calendar month period immediately following such calculation assuming a loan constant of nine percent (9.00%) per annum.

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          "Debt Service Reserve Funds" shall have the meaning set forth in
Section 6.7.

          "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

          "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5.00%) above the Applicable Interest Rate.

          "Determination Date" shall mean, with respect to each Interest Period, the date that is two (2) London Business Days prior to the fourteenth (14th) day of the calendar month in which such Interest Period commences.

          "Disclosure Document" shall have the meaning set forth in Section 9.2(a).

          "Election Date" shall have the meaning set forth in Section 2.3.2(b).

          "Eligible Account" shall mean an identifiable account which is separate from all other funds held by the holding institution that is either (a) an account or accounts maintained with the corporate trust department of a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

          "Eligible Institution" shall mean a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P and P-1 by Moody's in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by S&P and "Aa2" by Moody's.

          "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower in connection with the Loan for the benefit of Lender.

          "Equipment" shall have the meaning set forth in the granting clause of the Mortgage.

          "ERISA" shall have the meaning set forth in Section 3.1.8.

          "Event of Default" shall have the meaning set forth in Section 10.1.

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          "Exchange Act" shall have the meaning set forth in Section 9.2(a).

          "Excluded Taxes" shall have the meaning set forth in Section 2.5(f).

          "Excusable Delay" shall mean a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, acts of terrorism, epidemics, quarantine restrictions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, but lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.

          "Fiscal Quarter" shall have the meaning set forth in the definition of Fiscal Year.

          "Fiscal Year" shall mean each period commencing on the calendar day following the Friday closest to May 31 of each calendar year and ending on the Friday closest to the following May 31 during the term of the Loan. Each Fiscal Year shall be comprised of four (4) quarters (each a "Fiscal Quarter"), the first of which shall begin on the calendar day (Saturday) next following the Friday closest to May 31 of each calendar year and shall end on the Friday which is sixteen (16) weeks from such date, the second of which shall begin on the calendar day (Saturday) following the end of the first Fiscal Quarter and shall end on the Friday which is twelve (12) weeks from such date, the third of which shall begin on the calendar day (Saturday) following the end of the second Fiscal Quarter and shall end on the Friday which is twelve (12) weeks from such date, and the fourth of which shall begin on the calendar day (Saturday) following the end of the third Fiscal Quarter and shall end on the Friday closest to the May 31 next following.

          "Foreign Taxes" shall have the meaning set forth in Section 2.2.3(d).

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

          "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

          "Gross Revenue" shall mean all revenue, derived from the ownership and/or operation of the Property from whatever source, including, but not limited to, tuition, fees and miscellaneous other revenue, and all income and proceeds from judgments, settlements and other forms of dispute resolution to the extent such amounts are received in replacement of lost revenue which Borrower or Operating Company would have otherwise received in the ordinary course of business and which would have been included in this definition of "Gross Revenue" including interest on such amounts, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by the owner or operator of the Property to any Governmental Authority, non-recurring revenues as determined by Lender in good faith, payments received by Borrower under the Interest Rate Protection Agreement, proceeds from the sale or refinancing of any Individual Property, security deposits, refunds and uncollectible accounts, proceeds of casualty insurance and Awards (other than business interruption or other loss of income insurance related to business interruption or loss of income for the period in question), any disbursements to Borrower or any operator of the Property from the Reserve Funds or any other fund established by the Loan Documents, any interest on credit accounts and any interest on the Reserve Funds.

          "Guarantor" shall mean KinderCare Learning Centers, Inc., a Delaware corporation.

          "Guaranty" shall mean that certain Guaranty of even date herewith from Guarantor for the benefit of Lender.

          "Immaterial Lease" shall mean (a) the Leases listed on Schedule IV which are noted to be Immaterial Leases, (b) any similar Lease which permits the tenant thereunder to use, for childcare or early education related services, not more than 20% of any building located on any Individual Property during Operating Company's normal business hours, and (c) any Lease which permits the tenant to use any portion of any Individual Property after Operating Company's normal business hours; provided however, that any such Immaterial Lease shall not adversely impact the operations or financial performance of the KinderCare child care center located on the Individual Property as reasonably determined by the Manager.

          "Improvements" with respect to each Individual Property, shall have the meaning set forth in the granting clause of the applicable Mortgage.

          "Indebtedness" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

          "Indemnified Liabilities" shall have the meaning set forth in Section 11.13(b).

          "Independent Director" shall have the meaning set forth in Section 3.1.24(p).

          "Individual Property" shall mean the parcel of real property located at each address listed on Schedule VIII, the Improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the Granting Clauses of the applicable Mortgage.

          "Initial Trigger Event" shall mean, on the relevant date, the fact that the annual Net Operating Income tested as of the end of each Fiscal Quarter is less than the Initial Trigger NOI Amount but equal to or greater than the Secondary Trigger NOI Amount.

          "Initial Trigger NOI Amount" shall mean, as of any date, an amount equal to Sixty Million and No/100 Dollars ($60,000,000.00) less seventy five percent (75%) of the Allocated NOI Amount of each Individual Property previously released from the lien of the Mortgage pursuant to Section 11.28.

          "Initial Trigger Period" shall mean a period commencing on the first
(1st) Business Day after an Initial Trigger Event has occurred through the earlier of (a) the first (1st) Business Day after the related Initial Trigger Event has not existed for a period of two (2) consecutive Fiscal Quarters or (b) the occurrence of a Secondary Trigger Event.

          "Insolvency Opinion" shall mean that certain bankruptcy nonconsolidation opinion letter dated the date hereof delivered by Cadwalader, Wickersham & Taft LLP in connection with the Loan, a true and correct copy of which is attached hereto as Schedule XIII.

          "Insurance Funds" shall have the meaning set forth in Section 6.3.1.

          "Insurance Premiums" shall have the meaning set forth in Section 5.1.1(b).

          "Interest Period" shall mean (a) for the first interest period hereunder, (i) if the Closing Date occurs on or before the thirteenth (13th) day of a calendar month, the period commencing on the Closing Date and ending on (and including) the thirteenth (13th) day of the calendar month in which the Closing Date occurs, and (ii) if the Closing Date occurs after the thirteenth
(13th) day of a calendar month, the period commencing on the Closing Date and ending on (and including) the thirteenth (13th) day of the following calendar month and (b) for each interest period thereafter commencing July 14, 2003, the period commencing on the fourteenth (14th) day of each calendar month and ending on (and including) the thirteenth (13th) day of the following calendar month. Each Interest Period as set forth in clause (b) above shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

          "Interest Rate Protection Agreement" shall mean one or more interest rate caps (together with the schedules relating thereto) in form and substance reasonably satisfactory to Lender, with a confirmation from the Counterparty in the form attached hereto as Schedule V, between Borrower and, subject to Section 4.1.11, a Counterparty reasonably acceptable to Lender with a Minimum Counterparty Rating, and all amendments, restatements, replacements, supplements and modifications thereto.

          "Lease" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, including, without limitation, the Operating Lease.

          "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Operating Company, Manager or any Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting any Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to any Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

          "Lender" shall mean Morgan Stanley Mortgage Capital Inc., a New York corporation, together with its successors, and any assignee of or participant in the Loan.

          "Lender Indemnitees" shall have the meaning set forth in Section 11.13(b).

          "Lender's Estimate" shall have the meaning set forth in Section 2.4.2.

          "Lender's Notice" shall have the meaning set forth in Section
2.2.3(b).

          "Letter of Credit" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York (based solely on a statement executed by an officer or authorized signatory of Lender, in form and substance reasonably satisfactory to Lender), issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution.

          "Liabilities" shall have the meaning set forth in Section 9.2(b).

          "LIBOR" shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1.00%) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London Office of any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the then outstanding principal amount of the Loan. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for the then outstanding principal amount of the Loan. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined by Lender or its agent and at Borrower's request, Lender shall provide Borrower with the basis for its determination.

          "LIBOR Loan" shall mean the Loan at any time in which the Applicable Interest Rate is calculated at LIBOR plus the Spread in accordance with the provisions of Article II hereof.

          "Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

          "Loan" shall mean the loan in the original principal amount of Three Hundred Million and No/100 Dollars ($300,000,000.00) made by Lender to Borrower pursuant to this Agreement.

          "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Environmental Indemnity, the Guaranty, the Assignment of Protection Agreement, the Non-Competition Agreement, the Assignment of Management Agreement and any other document pertaining to the Property as well as all other documents now or hereafter executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Loan Year" shall mean a period commencing on July 9 of each calendar year and ending on July 8 of the following calendar year.

          "London Business Day" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England or New York, New York are not open for business.

          "Management Agreement" shall mean the management agreement entered into by and between Operating Company and the Manager, pursuant to which the Manager is to provide management and other services with respect to the Property.

          "Manager" shall mean KinderCare Learning Centers, Inc., a Delaware corporation, or any other manager approved in accordance with the terms and conditions of the Loan Documents.

          "Material Agreements" means each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of any one (1) or more Individual Properties, other than the Management Agreement and the Leases, under which there is an obligation of Borrower to pay more than $500,000.00 per annum.

          "Maturity Date" shall mean July 9, 2008 or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

          "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

          "Minimum Counterparty Rating" shall mean (a) a short term credit rating from S&P of at least "A-1" and (b) either (i) a long term credit rating from Moody's of at least "Aa3" or (ii) a long term credit rating from Moody's of at least "A1" and a short term credit rating from Moody's of "P-1".

          "Minimum Disbursement Amount" shall mean Twenty-Five Thousand and No/100 Dollars ($25,000).

          "Monthly Payment Date" shall mean the ninth (9th) calendar day of each calendar month during the term of the Loan, and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on July 9, 2003 and continuing to and including the Maturity Date.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Morgan Stanley" shall mean Lender and its Affiliates.

          "Morgan Stanley Group" shall have the meaning set forth in Section 9.2(b).

          "Mortgage" shall mean, with respect to each state where any Individual Property is located, that certain first priority Mortgage, Deed of Trust or Deed to Secure Debt, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering each Individual Property located in such state, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Net Operating Income" shall mean Net Revenues minus Total Operating Expenses.

          "Net Proceeds" shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Individual Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such insurance proceeds, or
(ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such Award.

          "Net Proceeds Deficiency" shall have the meaning set forth in Section 5.3.2(f).

          "Net Revenues" shall mean all Gross Revenue obtained by Operating Company in connection with the operation of the Property less any discounts returned to customers and pupils.

          "Non-Excluded Taxes" shall have the meaning set forth in Section
2.5(a).

          "Non-U.S. Corporate Lender" shall have the meaning set forth in
Section 2.5(f).

          "Note" shall have the meaning set forth in Section 2.1.3.

          "Notice" shall have the meaning set forth in Section 11.6.

          "Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

          "Operating Agreements" shall mean the REA, including any other covenants, restrictions or agreements of record relating to the construction, operation or use of any Individual Property.

          "Operating Company" shall mean KC Opco, LLC, a Delaware limited liability company.

          "Operating Company Cash Collateral Funds" shall have the meaning set forth in Section 6.6.1.

          "Operating Company Excess Cash Flow" shall mean all sums remaining on deposit in the Deposit Account, together with all interest accrued thereon, after the payment of all sums required pursuant to Sections 3.3(a)(i) through
(v) of the Cash Management Agreement.

          "Operating Lease" shall mean that certain Agreement of Lease between Borrower and Operating Company dated the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against any Individual Property or any part thereof.

          "Other On-Site Expenses" shall mean all capital lease interest, taxes and license fees, and rent under any leased assets used in conjunction with the operation of the Property.

          "Other Taxes" shall have the meaning set forth in Section 2.5(b).

          "Otherwise Rated Insurer" shall have the meaning set forth in Section 5.1.2.

          "Permitted Encumbrances" shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority or Other Charges not yet delinquent, (iv) Liens in respect of property or assets incurred in the ordinary course of business, including, without limitation, liens incurred by operation of law, judgment liens, carriers', warehousemen's, mechanic's, materialmen's, repairmen's and other similar Liens, all of which are being diligently contested in good faith in accordance with Section 4.1.2 hereof, (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances entered into by Borrower in the ordinary course of business which in each case and in the aggregate do not have a material adverse effect on the value or operation of the Property or affect the validity, enforceability or priority of the Liens created by the Loan Documents and (vi) such other title and survey exceptions as Lender has approved or may approve in Lender's sole discretion.

          "Permitted Investments" shall have the meaning set forth in the Cash Management Agreement.

          "Permitted Prepayment Date" shall mean July 9, 2005.

          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Physical Conditions Report" shall mean, with respect to one half of the Individual Properties, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which reports shall, among other things, (i) confirm that the applicable Individual Property and its use comply, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (ii) include a copy of a final certificate of occupancy with respect to all Improvements.

          "Policies" shall have the meaning specified in Section 5.1.1(b).

          "Prepayment Date" shall mean the date on which the Loan is prepaid in accordance with the terms hereof.

          "Prepayment Fee" shall mean, with respect to any prepayment except for a mandatory prepayment in accordance with Section 2.4.2 received by Lender from and after the Permitted Prepayment Date through and including July 8, 2006, an amount equal to three (3.00%) of the amount prepaid, with respect to any prepayment received by Lender from and after July 9, 2006 through and including July 8, 2007, an amount equal to two (2.00%) of the amount prepaid, and with respect to any prepayment received by Lender from and after July 9, 2007 through and including January 8, 2008, an amount equal to one percent (1.00%) of the amount prepaid.

          "Prescribed Laws" shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of

2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. ss.1701 et. seq. and (d) all other Legal Requirements relating to money laundering or terrorism.

          "Property" shall mean, collectively, the Individual Properties listed on Schedule VIII.

          "Qualified Transferee" shall mean (i) a real estate investment trust, bank, financial institution, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan,
(ii) investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, which is regularly engaged in the business of making or owning mezzanine loans or loans of similar types to the Loan, (iii) an investment fund, limited liability company, limited partnership or general partnership (a "Permitted Investment Fund") where a Qualified Transferee or an entity which is not subject to a bankruptcy proceeding and is a nationally-recognized manager of investment funds investing in debt or equity interests which is investing through a fund which has committed capital of at least $250,000,000 acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such Permitted Investment Fund are owned, directly or indirectly, by one or more of the following: a Qualified Transferee, an institutional "accredited investor", within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and/or a "qualified institutional buyer" or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934 (provided each institutional "accredited investor" or "qualified institutional buyer" meets the test set forth in clause (v) (A) below), as amended, (iv) any other lender or entity (including any opportunity funds) regularly engaged in the business of making mortgage, mezzanine or corporate loans which has been approved as a Qualified Transferee hereunder by the Rating Agencies, (v) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) of this definition, and as to each of the entities described in clauses (i), (ii) and (v) provided such entity (A) has total assets (in name or under management) in excess of $650,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000; and (B) is regularly engaged in the business of making or owning corporate loans, commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower, (vi) any entity listed on Schedule I hereto or (vii) any entity Controlled (as defined below) by any one or more of the entities described in this definition. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interest of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

          "Rating Agencies" shall mean, prior to the final Securitization of the Loan, each of S&P and Moody's, or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

          "Rating Agency Confirmation" shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

          "Rating Surveillance Charge" shall have the meaning set forth in
Section 9.3.

          "Register" shall have the meaning set forth in Section 11.27(c).

          "Registration Statement" shall have the meaning set forth in Section 9.2(b).

          "Release Amount" shall have the meaning set forth in Section 11.28(c).

          "Release Date" shall have the meaning set forth in Section 11.28(b).

          "Release Property" shall have the meaning set forth in Section 11.28.

          "REA" shall mean, collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, any construction, operating and reciprocal easement agreements to which Borrower's ownership is subject at any Individual Property.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, including any successor or other Regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Rents" shall mean all rents, moneys payable as damages or in lieu of rent, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property.

          "Required Debt Service Reserve Deposit" shall have the meaning set forth in Section 6.7.

          "Required Repairs" shall mean, with respect to each Individual Property, the repairs listed on Schedule II.

          "Reserve Funds" shall mean, collectively, the Capital Expenditure Funds, the Insurance Funds, the Tax Funds, the Borrower Cash Collateral Funds, the Operating Company Cash Collateral Funds and the Debt Service Reserve Funds.

          "Restoration" shall have the meaning set forth in Section 5.2.1.

          "Restoration Threshold" shall mean Five Million and No/100 Dollars ($5,000,000.00).

          "S&P" shall mean Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

          "Secondary Market Transaction" shall have the meaning set forth in
Section 9.1(a).

          "Secondary Trigger Event" shall mean, on the relevant date, the fact that the annual Net Operating Income tested as of the end of each Fiscal Quarter is less than the Secondary Trigger NOI Amount.

          "Secondary Trigger NOI Amount" shall mean an amount equal to Fifty Million and No/100 Dollars ($50,000,000.00).

          "Secondary Trigger Period" shall mean a period commencing on the first
(1st) Business Day after a Secondary Trigger Event has occurred through the first (1st) Business Day after the related Secondary Trigger Event has not existed for a period of two (2) consecutive Fiscal Quarters.

          "Section 2.5 Certificate" shall have the meaning set forth in Section 2.5(f)(2).

          "Section 2.5 Taxes" shall have the meaning set forth in Section
2.5(a).

          "Securities" shall have the meaning set forth in Section 9.1(a).

          "Securities Act" shall have the meaning set forth in Section 9.2(a).

          "Securitization" shall have the meaning set forth in Section 9.1(a).

          "Servicer" shall have the meaning set forth in Section 11.24.

          "Servicing Agreement" shall have the meaning set forth in Section
11.24.

          "Severed Loan Documents" shall have the meaning set forth in Section 10.2(c).

          "Spread" shall mean two hundred twenty five (225) basis points.

          "Spread Maintenance Premium" shall mean, in connection with a prepayment of all or any portion of the outstanding principal balance of the Loan pursuant to Section 2.3.3 or Section 2.4.3 hereof, an amount equal to the present value, discounted at LIBOR on the most recent Determination Date with respect to any period when the Loan is a LIBOR Loan (or, with respect to any period when the Loan is a Substitute Rate Loan, discounted at an interest rate that Lender believes, in its judgment, would equal LIBOR on such Determination Date if LIBOR was then available), of all future installments of interest which would have been due hereunder through and including the end of the Interest Period in which the Permitted Prepayment Date occurs, on the portion of the outstanding principal balance of the Loan being prepaid as if interest accrued on such portion of the principal balance being prepaid at an interest rate per annum equal to the Spread. The Spread Maintenance Premium shall be calculated by Lender and shall be final absent manifest error.

          "State" shall mean, with respect to any Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

          "Substitute Allocated Loan Amount" shall have the meaning set forth in
Section 11.29.1(f).

          "Substitute Property" shall have the meaning set forth in Section 11.29.1.

          "Substitute Rate" shall have the meaning set forth in Section
2.2.3(b).

          "Substitute Rate Loan" shall mean the Loan at any time in which the Applicable Interest Rate is calculated at the Substitute Rate plus the Substitute Spread in accordance with the provisions of Article II hereof.

          "Substitute Spread" shall have the meaning set forth in Section 2.2.3(b).

          "Substituted Property" or "Substituted Properties" shall have the meaning set forth in Section 11.29.1.

          "Survey" shall mean, with respect to any Individual Property, a survey of such Individual Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

          "Tax Funds" shall have the meaning set forth in Section 6.2.1.

          "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof, together with all interest and penalties thereon.

          "Tenant" shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of any Individual Property.

          "Title Insurance Policy" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

          "Total Operating Expenses" shall mean all Controllable Expenses and Other On-Site Expenses, but specifically excluding (a) depreciation and amortization and (b) any Capital Expenditures.

          "Transfer" shall have the meaning set forth in Section 4.2.1.

          "Trustee" shall mean any trustee holding the Loan in a Securitization.

          "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State.

          "Underwriter Group" shall have the meaning set forth in Section
9.2(b).

          "Updated Information" shall have the meaning set forth in Section 9.1(b)(i).

          "U.S. Obligations" shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

          Section 1.2 Principles of Construction.

          All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

          II. THE LOAN

          Section 2.1 The Loan.

          2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

          2.1.2 Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

          2.1.3 The Note. The Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of Three Hundred Million and No/100 Dollars ($300,000,000.00) executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the "Note") and shall be repaid in accordance with the terms of this Agreement and the Note.

          2.1.4 Use of Proceeds. Borrower shall use proceeds of the Loan to (i) pay and discharge any existing loans relating to the Property, (ii) pay all past-due Basic Carrying Costs, if any, in respect of the Property, (iii) deposit the Reserve Funds, (iv) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (v) fund any working capital requirements of the Property in accordance with the Loan Documents or (vi) retain or distribute the balance, if any.

          Section 2.2 Interest Rate.

          2.2.1 Applicable Interest Rate. Except as herein provided with respect to interest accruing at the Default Rate, interest on the principal balance of the Loan outstanding from time to time shall accrue from the Closing Date up to and including the Maturity Date (including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date)) at the Applicable Interest Rate. Interest on the outstanding principal balance of the Loan existing on the commencement of an Interest Period shall accrue for the entire Interest Period and shall be owed by Borrower for the entire Interest Period regardless of whether any principal portion of the Loan is repaid prior to the expiration of such Interest Period.

          2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Applicable Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance.

          2.2.3 Determination of Interest Rate.

          (a) Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

          (b) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall, by notice to Borrower ("Lender's Notice"), which notice shall set forth in reasonable detail such circumstances, establish the Applicable Interest Rate at a spread (the "Substitute Spread"), taking into account the size and character of the Loan and the creditworthiness of Borrower, above a published index used for variable rate loans held by Lender or its investors which were previously based on LIBOR until Lender was no longer capable of ascertaining LIBOR (the "Substitute Rate").

          (c) If, pursuant to the terms of this Agreement, the Loan has been converted to a Substitute Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and the Substitute Rate Loan shall automatically convert to a LIBOR Loan on the effective date set forth in such notice. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan to a Substitute Rate Loan.

          (d) Intentionally Omitted.

          (e) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR

Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a LIBOR Loan shall be converted automatically to a Substitute Rate Loan on the first (1st) day of the next succeeding Interest Period or within such earlier period as required by Law and (ii) Lender shall give Borrower a Lender's Notice, establishing the Applicable Interest Rate at the Substitute Rate plus the Substitute Spread, in which case the Applicable Interest Rate shall be a rate equal to the Substitute Rate in effect from time to time plus the Substitute Spread. In the event the condition necessitating the cancellation of Lender's obligation to make a LIBOR Loan hereunder shall cease, Lender shall promptly notify Borrower of such cessation and the Loan shall resume its characteristics as a LIBOR Loan in accordance with the terms herein from and after the first day of the Interest Period next following such cessation or such earlier period as may be required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any out-of-pocket costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender's notice of such costs, as certified to Borrower, shall be set forth in reasonable detail and Lender's calculation shall be conclusive absent manifest error.

          (f) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

          (i) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material;

          (ii) shall hereafter impose, modify, increase or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the rate hereunder, including the imposition or change of reserve requirements under Regulation D; or

          (iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender; provided, however, that Borrower shall not be required under this
Section 2.2.3(f) to pay Lender additional amounts for additional costs or reduced amounts receivable that are attributable to an increase in taxes imposed on the Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(f), Borrower shall not be required to pay same unless they are the result of requirements imposed generally on (or generally being complied with by) lenders similar to Lender and not the result of some specific reserve or similar requirement imposed on Lender as a result of

Lender's special circumstances. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(f), Lender shall provide Borrower with not less than sixty (60) days notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence, executed by an authorized signatory of Lender and submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

          (g) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense (other than consequential and punitive damages) which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not a Monthly Payment Date or (B) is a Monthly Payment Date if Borrower did not give the prior notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate to the Substitute Rate plus the Substitute Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at a rate other than the Substitute Rate plus the Substitute Spread on a date other than the first day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the "Breakage Costs"). Lender will provide to Borrower a statement detailing such Breakage Costs and the calculation thereof.

          (h) The provisions of this Section 2.2.3 shall survive payment of the
Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

          2.2.4 Usury Savings. (a) This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

          (b) Notwithstanding the provisions of Section 11.3 of this Agreement or the provisions of Section 2.2.4(a) above, to the extent that this Agreement is interpreted under the laws of the State of Texas with respect to the maximum amount of interest or fees payable hereunder, the following provisions of this
Section 2.2.4(b) shall apply. The term "interest" shall mean interest as such term is defined by the applicable usury laws of the State of Texas. Furthermore, it is hereby agreed that it is the intention of the parties hereto to comply with the usury laws of the State of Texas; accordingly, notwithstanding any provisions to the contrary in this Agreement, the other Loan Documents or in any other documents or instruments securing the payment of the Loan or otherwise related thereto, in no event shall this Agreement or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If when considered independently of this paragraph, any such excess of interest would be contracted for, charged, reserved or received under this Agreement, the other Loan Documents or under the terms of any of other documents or instruments securing payment of the Loan or otherwise relating thereto, or in the event the maturity of the indebtedness evidenced by the Note is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Note shall be pre-paid, so that under any such circumstances the amount of interest contracted for, charged, reserved or received pursuant to this Agreement or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this Agreement would exceed the maximum amount of interest permitted by the applicable usury laws of the State of Texas, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Borrower nor any other person or entity now or hereafter liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws of the State of Texas, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to the Borrower, at the holder's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable usury laws of the State of Texas as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, reserved or received under this Agreement or under such other documents, which are made for the purpose of determining whether such rate exceeds such maximum lawful contract rate, shall be made, to the extend permitted by the laws of the State of Texas, by amortizing, prorating, allocating, and spreading in equal parts during the period of the full stated term of the Loan, all interest at any time contracted for, charged, reserved or received from the undersigned or otherwise by the holder or holders hereof in connection with the Loan.

          Section 2.3 Loan Payments.

          2.3.1 Payment Before Maturity Date. On the Monthly Payment Date occurring in July, 2003 and on each Monthly Payment Date thereafter to and including the Maturity Date, Borrower shall make a payment to Lender of interest accruing hereunder during the entire Interest Period (or, with respect to the Monthly Payment Date occurring in July, 2003, the portion thereof during which the Loan is outstanding) in which such Monthly Payment Date occurs, calculated in the manner set forth herein. Together with each monthly payment of interest (other than the payment of interest made on the Monthly Payment Date in July, 2003) , Borrower shall make a payment to Lender of principal in the amount set forth in the amortization schedule attached hereto as Schedule VII; provided, however, if Borrower elects to extend the Maturity Date of the Loan in accordance with the terms hereof and the Debt Service Coverage Ratio is less than 2.5:1.0 on the Election Date, together with each monthly payment of interest from and after July 9, 2008 Borrower shall make a payment to Lender of principal in the amount set forth in the amortization schedule attached hereto as Schedule IX.

          2.3.2 Payment on Maturity Date. (a) Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents, including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through and including the end of the Interest Period in which the Maturity Date occurs (even if such Interest Period extends beyond the Maturity Date).

          (b) Borrower will have one (1) option to extend the Maturity Date of the Loan for a period of one (1) year. In order to exercise such extension right, Borrower shall deliver to Lender notice of such extension on or before the day that is thirty (30) days prior to the Maturity Date (the "Election Date") and, upon giving of such notice of extension, and subject to the satisfaction of the conditions set forth below in this Section 2.3.2(b) on or before the date that is five (5) Business Days prior to the Maturity Date, the Maturity Date as theretofore in effect will be extended to July 9, 2009. The Maturity Date shall be extended pursuant to Borrower's notice as aforesaid, provided that the following conditions are satisfied: (i) no Event of Default shall be in existence either at the time of Borrower's notice or at the then-current Maturity Date, (ii) Borrower shall enter into an Interest Rate Protection Agreement through the term of the applicable extension under the same terms and conditions of the Interest Rate Protection Agreement (including its LIBOR strike price) last entered into in connection with the Loan and shall provide an Assignment of Protection Agreement with respect thereto in the form of Assignment of Protection Agreement, together with an opinion of counsel with respect thereto reasonably acceptable to Lender, (iii) Borrower shall pay to Lender an extension fee in an amount equal to twenty five hundredths of one percent (0.25%) of the then outstanding principal amount of the Loan and (iv) if the Debt Service Coverage Ratio for the Property shall be less than 2.5:1.0 on the Election Date, Borrower shall have confirmed its understanding that instead of making a payment to Lender of principal in the amount set forth in the amortization schedule attached hereto as Schedule VII together with each monthly payment of interest, Borrower shall make a payment to Lender of principal in the amount set forth in the amortization schedule attached hereto as Schedule IX together with each monthly payment of interest from and after July 9, 2008.

          2.3.3 Interest Rate and Payment after Default. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan shall accrue interest at the Default Rate, calculated from the date the Event of Default occurred. If all or any part of the principal amount of the Loan is prepaid upon acceleration of the Loan following the occurrence of an Event of Default prior to the Permitted Prepayment Date, Borrower shall be required to pay Lender, in addition to all other amounts then payable hereunder (including, without limitation, (i) in the event that such prepayment is received on a Monthly Payment Date, interest accruing on such amount calculated through and including the end of the Interest Period in which such Monthly Payment Date occurs, or (ii) in the event that such prepayment is received on a date other than a Monthly Payment Date, interest accruing on such amount calculated through and including the end of the Interest Period in which the next Monthly Payment Date occurs), a prepayment fee equal to three percent (3.00%) of the amount of principal being repaid together with a Spread Maintenance Premium calculated with respect to the amount of principal being repaid and Breakage Costs.

          2.3.4 Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three and one half percent (3.5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents.

          2.3.5 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M. (with respect to scheduled payments hereunder) or 3:00 P.M. (with respect to unscheduled payments hereunder), New York City time, as applicable, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

          (b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the Business Day immediately preceding such day.

          (c) All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

          Section 2.4 Prepayments.

          2.4.1 Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. On and after the Permitted Prepayment Date, Borrower may, provided no Event of Default has occurred, at its option, prepay the Debt (x) in whole, (y) in part in an amount up to Five Million and No/100 Dollars ($5,000,000.00) per Loan Year and/or (z) pursuant to Section 11.28 hereof, provided, in each case, the following conditions are satisfied:

          (a) Borrower shall provide prior notice to Lender specifying the date upon which the prepayment is to be made (the "Prepayment Date"), which notice shall be delivered to Lender not less five (5) Business Days prior to such Prepayment Date (or such shorter period of time as may be permitted by Lender in its sole discretion) and which notice shall be irrevocable;

          (b) Borrower shall pay to Lender simultaneously with such prepayment the Prepayment Fee, if any (except in connection with a release pursuant to Section 11.28 hereof);

          (c) Intentionally Omitted;

          (d) if such prepayment is made on a Monthly Payment Date, then in connection with such prepayment Borrower shall pay to Lender, simultaneously with such prepayment, all interest on the principal balance of the Note then being prepaid which would have accrued through the end of the Interest Period then in effect notwithstanding that such Interest Period extends beyond the Prepayment Date; and

          (e) if such prepayment is made on a day other than a Monthly Payment Date, then in connection with such prepayment Borrower shall pay to Lender, simultaneously with such prepayment, all interest on the principal balance of this Note then being prepaid which would have accrued through the end of the Interest Period then in effect notwithstanding that such Interest Period extends beyond the Prepayment Date; provided, however, that if the Prepayment Date is a date on or after the first (1st) day following a Monthly Payment Date in such calendar month and prior to the first day of the Interest Period that commences in such calendar month, Borrower shall also pay to Lender in connection with such prepayment all interest on the principal balance of this Note then being prepaid which would have accrued through the end of the next succeeding Interest Period (the "Additional Interest") at the Applicable Interest Rate. In the event that such prepayment occurs prior to the applicable Determination Date it may be impossible for Borrower and Lender to calculate with certainty the interest that would have accrued at the Applicable Interest Rate on the amount then prepaid through the end of the Interest Period following the Interest Period in which such prepayment occurs. Accordingly, in the event that all or any portion of the Debt is prepaid in whole prior to the Determination Date applicable to the Interest Period following the Interest Period in which such prepayment occurs, the interest that would have accrued at the Applicable Interest Rate on the amount then prepaid through the end of the Interest Period following the Interest Period in which such prepayment occurs shall be calculated based on an interest rate (the "Assumed Note Rate") equal to the sum of (i) the greater of
(A) the Applicable Interest Rate as determined on the preceding Determination Date or (B) the Applicable Interest Rate as it would have been determined two
(2) Business Days prior to the immediately preceding Monthly Payment Date, plus
(ii) 1.00%. Thereafter, on the Determination Date applicable to the Interest Period following the Interest Period in which such prepayment occurs, Lender shall determine the Applicable Interest Rate as if such prepayment had not occurred. If it is determined by Lender that the Applicable Interest Rate for the Interest Period following the Interest Period in which such prepayment occurs is less than the Assumed Note Rate, Lender shall promptly refund to Borrower, without interest, an amount equal to the difference between the interest paid by Borrower for the Interest Period following the Interest Period in which such prepayment occurs calculated at the Assumed Note Rate and the amount of interest for said Interest Period calculated at the actual Applicable Interest Rate. Alternatively, in the event that it is determined that the actual Applicable Interest Rate for the Interest Period following the Interest Period in which such prepayment occurs is greater than the Assumed Note Rate, Borrower shall promptly pay to Lender, without additional interest or other late charges or penalties (and in no event later than the next following Monthly Payment
Date) an amount equal to the difference between the interest paid by Borrower for the Interest Period following the Interest Period in which such prepayment occurs on the prepaid amount calculated at the Assumed Note Rate and the amount of interest for said Interest Period calculated at the actual Applicable Interest Rate. Notwithstanding the foregoing provisions of this
Section 2.4.1(e), if any prepayment is received by Lender on a date which is after a Monthly Payment Date but prior to the Determination Date for the Interest Period following such Monthly Payment Date, Borrower shall not be required to pay the Additional Interest if Lender and Servicer determine in their sole discretion that Lender has received such prepayment on a date such that arrangements can be made to pay the holder(s) of all Securities on or before the next succeeding distribution date in any Securitization of the Loan. Except to the extent that Borrower is not required to pay Additional Interest as described in the preceding sentence, any prepayment received by Lender on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan and shall be applied to the Debt on the next Monthly Payment Date.

          2.4.2 Mandatory Prepayments. On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender is not required to make such Net Proceeds available to Borrower for a Restoration or otherwise remit such Net Proceeds to Borrower pursuant to Section 5.3.2(g), Borrower shall prepay, without the imposition of any Prepayment Fee or other charge except as expressly set forth in this Section 2.4.2, the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds together with (i) in the event that such Net Proceeds are received on or before a Monthly Payment Date, interest accruing on such amount calculated through and including the end of the Interest Period in which such Monthly Payment Date occurs, or (ii) in the event that such Net Proceeds are received on a date after a Monthly Payment Date, interest accruing on such amount calculated through and including the end of Interest Period in which the next Monthly Payment Date occurs (it being agreed that if the date of such prepayment is on a date after the Monthly Payment Date falling in such Interest Period but prior to the Determination Date applicable to the Interest Period in which the next Monthly Payment Date will occur Lender shall estimate in good faith the Applicable Interest Rate ("Lender's Estimate") for the Interest Period in which the next Monthly Payment Date will occur and, to the extent the amount of interest paid by Borrower based on Lender's Estimate exceeds the amount of interest which shall become payable at the Applicable Interest Rate as determined on the Determination Date next following Lender shall return such excess to Borrower on the Business Day following such Determination Date and, to the extent the amount of interest which shall become payable at the Applicable Interest Rate as determined on the Determination Date next following exceeds the amount of interest paid by Borrower based on Lender's Estimate Borrower shall pay such excess to Lender on the Business Day following such Determination Date). Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Monthly Payment Date. The Allocated Loan Amount with respect to the applicable Individual Property in connection with which such Net Proceeds are so applied pursuant to this Section 2.4.2 shall be reduced in an amount equal to such prepayment of principal. Except as set forth in the next succeeding sentence, any prepayment made pursuant to this Section 2.4.2 shall not be included in any calculation pursuant to Section 11.28(e). Notwithstanding the foregoing, if in connection with any Casualty or Condemnation at any Individual Property Lender is not required to make the Net Proceeds available to Borrower for a Restoration or otherwise remit such Net Proceeds to Borrower pursuant to Section 5.3.2(g), at Borrower's option, Lender shall release the applicable

Individual Property from the lien of the Mortgage and related Loan Documents provided that (i) Borrower shall pay Lender an amount which, when added to the amount of Net Proceeds received in connection with such Casualty or Condemnation, equals the Allocated Loan Amount of the Individual Property for which the Net Proceeds were obtained together with interest on such amount calculated for the same periods as Net Proceeds in the first sentence of this
Section 2.4.2, (ii) no Event of Default shall have occurred and be continuing,
(iii) Borrower shall provide to Lender a partial release of the Mortgage as it relates to such Individual Property and related Loan Documents in a form appropriate for the jurisdiction in which the applicable Individual Property is located and reasonably satisfactory to Lender for execution by Lender, (iv) simultaneously with the release, Borrower shall convey fee simple title to the Release Property to a Person other than Borrower and Borrower and Operating Company shall execute (A) an amendment to the Operating Lease effective as of the date of such release deleting such Individual Property from the list of Individual Properties (as defined in the Operating Lease) on Schedule 1 to the Operating Lease and (B) an amendment to the Management Agreement effective as of the date of such release deleting such Individual Property from the list of Facilities (as defined in the Management Agreement), (v) Borrower shall deliver to Lender an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that if a Securitization of any portion of the Loan has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the partial release pursuant to this Section 2.4.2, (vi) Borrower shall provide to Lender such opinions and other documentation as Lender reasonably requires (provided the delivery of such opinions and documentation is customary in the relevant jurisdiction) to be delivered by Borrower in connection with such release, (vii) Borrower shall pay to Lender the Prepayment Fee based on the amount being prepaid in excess of the Net Proceeds which are being applied to principal (such excess amount, the "Casualty Release Amount") (it being agreed that if such release occurs prior to the Permitted Prepayment Date, the Prepayment Fee shall be deemed to be three percent (3.00%) of the amount being prepaid), if any and (viii) the Casualty Release Amount of such Individual Property, when taken together with the Release Amount of each other Individual Property released from the Lien of the Mortgage pursuant to Section 11.28 and the Casualty Release Amount of each other Individual Property released from the Lien of the Mortgage pursuant to this Section 2.4.2 in the same Loan Year shall not exceed Fifteen Million and No/100 Dollars ($15,000,000.00).

          2.4.3 Prepayments After Default. If after an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in Section
2.4.1 and Borrower, such purchaser at foreclosure or other Person shall pay, in addition to the outstanding principal balance, the Spread Maintenance Premium (if such prepayment occurs prior to the Permitted Prepayment Date) and all accrued and unpaid interest (including, without limitation, (a) in the event that such prepayment is received on or before a Monthly Payment Date, interest accruing on such amount calculated through and including the end of the Interest Period in which such Monthly Payment Date occurs, or (b) in the event that such prepayment is received on a date after a Monthly Payment Date, interest accruing on such amount calculated through and including the end of Interest Period in which the next Monthly Payment Date occurs), a prepayment fee equal to three percent

(3.00%) of the amount of principal being repaid, Breakage Costs and other amounts payable under the Loan Documents.

          Section 2.5 Taxes.

          (a) Any and all payments by the Borrower under or in respect of this Agreement or any other Loan Document to which the Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, "Section 2.5 Taxes"), unless required by law. If the Borrower shall be required under any applicable Legal Requirements to deduct or withhold any Section 2.5 Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to the Lender or the Agent, (i) the Borrower shall make all such deductions and withholdings in respect of Section 2.5 Taxes, (ii) the Borrower shall pay the full amount deducted or withheld in respect of Section 2.5 Taxes to the relevant taxation authority or other Governmental Authority in accordance with the applicable Legal Requirements, and (iii) in the case of Non-Excluded Taxes (as defined below and modified throughout this Section 2.5), the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Agent have made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.5) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement "Non-Excluded Taxes" are
Section 2.5 Taxes other than, in the case of each Lender, Section 2.5 Taxes that are imposed on its net income (including franchise taxes imposed in lieu thereof) and branch profits taxes imposed as a result of any present or former connection between the Lender and the relevant taxing authority, unless such
Section 2.5 Taxes are imposed solely as a result of such Lender or such Agent having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Loan Documents (in which case such Section 2.5 Taxes will be treated as Non-Excluded Taxes).

          (b) In addition, the Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement, the Notes or any other Loan Document (collectively, "Other Taxes").

          (c) The Borrower hereby agrees to indemnify each Lender and the Agent for, and to hold each of them harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Borrower provided for in this Section 2.5(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by the Borrower under the indemnity set forth in this Section 2.5(c) shall be paid within 10 days from the date on which the applicable Lender or the Agent, as the case may be, makes written demand therefor.

          (d) The Lender and the Agent pursuant to Section 2.5(a) shall take all reasonable actions that are consistent with legal and regulatory restrictions requested by the Borrower to assist the Borrower, as the case may be, at the sole expense of the Borrower, to recover from the relevant taxation authority or other Governmental Authority any taxes in respect of which amounts were paid by the Borrower pursuant to Sections 2.5(a), (b) or (c). However, the Lender and Agent will not be required to take any action that would be, in the sole good faith judgment of the Lender and Agent, legally inadvisable, or commercially or otherwise disadvantageous to the Lender or Agent in any respect. Furthermore, if any Lender shall become aware that it is entitled to receive a refund in respect of amounts paid by the Borrower pursuant to this Section 2.5, which refund in the sole good faith judgment of such Lender or Agent is allocable to such payment, it shall promptly notify the Borrower of the availability of such refund and shall, within 60 days after the receipt of a request by the Borrower, take all reasonable actions that are consistent with legal and regulatory restrictions to apply for and obtain such refund, provided that in no event shall Lender be required to disclose any information that, in the sole good faith judgment of Lender, would be confidential or commercially or otherwise disadvantageous to the Lender or Agent in any respect (including, without limitation, any tax return). If the Lender obtains a credit or receives a refund or reduction (whether by way of direct payment or by offset) of any Taxes paid by the Borrower pursuant to this Section 2.5 or with respect to which such Borrower has paid additional amounts pursuant to this Section 2.5, which credit, refund or reduction in the sole good faith judgment of Lender is allocable to such payment, it shall promptly notify the Borrower of such refund and shall, within 15 days after receipt, pay over such credit, refund or reduction to the Borrower (including any interest paid by the relevant Governmental Authority with respect to such credit, refund or reduction).

          (e) Within 30 days after the date of any payment of Section 2.5 Taxes, the Borrower (or any Person making such payment on behalf of the Borrower) shall furnish to the Agent for its own account or for the account of the applicable Lender or the Agent, as the case may be, a certified copy of the original official receipt evidencing payment thereof.

          (f) Each Lender (including for avoidance of doubt any participant, assignee or successor) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include "Incorporated," "Inc.," "Corporation," "Corp.," "P.C.," "insurance company," or "assurance company" (a "Non-U.S. Corporate Lender") shall deliver or caused to be delivered to the Borrower, on or before the date such Lender becomes a party to this Agreement or upon obsolescence or invalidity of any form previously delivered by such Lender, the following properly completed and duly executed documents:

               (1) a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which the Lender or Agent claims the benefits of a tax treaty with the United States providing for a reduced or zero rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor form thereto); or

               (2) in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN and a certificate substantially in the form of Schedule XV (a "Section 2.5 Certificate") (or any successor forms thereto) claiming a zero rate of withholding or (y) a complete and executed Internal Revenue Service Form W-9 (or any successor forms thereto); or

               (3) in the case of a Non-U.S. Corporate Lender that is organized under the laws of the United States, any State thereof, or the District of Columbia, (x) a complete and executed Internal Revenue Service Form W-9 (or any successor thereto), including all appropriate attachments or (y) if such Non-U.S. Corporate Lender is disregarded for federal income tax purposes, the documents that would be required by clause (1), (2), (3), (4) or (5) with respect to its beneficial owner if such beneficial owner were the Lender or Agent; or

               (4) in the case of a Non-U.S. Corporate Lender that (i) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (ii) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN claiming a zero rate of withholding (or any successor forms thereto) and a Section 2.5 Certificate; or

               (5) in the case of a Non-U.S. Corporate Lender that (A) is treated as a partnership or other non-corporate entity, or is disregarded for U.S. federal income tax purposes and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, a (x) a complete and executed Internal Revenue Service Form W-8IMY (including all required documents and attachments) and (y)(i) a Section 2.5 Certificate, and (ii) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, "beneficial owners"), the documents that would be required by clause (1), (2),
          (3), (4) or this clause (5) with respect to each such beneficial owner if such beneficial owner were the Lender or Agent, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Lender or Agent is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (5) are otherwise determined to be unnecessary, all such determinations under this clause (5) to be made in the sole discretion of the Borrower.

          If at the time a Lender first becomes a party to this Agreement, such Lender is subject to United States withholding tax on payments made under this Agreement, such Section 2.5 Taxes shall be treated as any Section 2.5 Taxes other than Non-Excluded Taxes and shall not qualify as Non-Excluded Taxes ("Excluded Taxes"). If Lender subsequently provides an appropriate form certifying that a lesser rate applies, withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. However, if, on the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.5, then, to such extent (and only to such extent), the term "Non-Excluded Taxes" shall include the Non-Excluded Taxes with respect to the Lender assignor as of the date of the Assignment and Acceptance, as well as any
Section 2.5 Taxes that may be imposed in the future that qualify as Non-Excluded Taxes with respect to the Lender assignee. Any additional Section 2.5 Taxes in respect of a Lender that result solely as a result of a change in circumstances relating to the Lender (including a change in the applicable lending office of the Lender or a change in the Lender's ownership of the Borrower, but not including a change in Borrower's ownership of the Lender) shall be treated as Excluded Taxes (and shall not qualify as Non-Excluded Taxes) unless (A) any such additional Section 2.5 Taxes are imposed as a result of a change in the applicable Legal Requirements, or in the interpretation or application thereof, occurring after the date of such change in circumstances or (B) such change is made as a result of a request by the Borrower. For avoidance of doubt, if a change in circumstances occurs after a change in the applicable Legal Requirements and no additional Section 2.5 Taxes would have resulted if the change in circumstances had not occurred, then such Section 2.5 Taxes shall be treated as Excluded Taxes unless such change is made as a result of a request by the Borrower.

          (g) For any period with respect to which any Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (f) of this Section 2.5 (other than if such form, certificate or other document otherwise is not required under subsection (f) of this Section 2.5) such Lender shall not be entitled to payment or indemnification under subsection (a) or (c) of this Section 2.5 with respect to otherwise Non-Excluded Taxes imposed by the United States by reason of such failure and such Taxes shall be considered Excluded Taxes and shall not qualify as Non-Excluded Taxes; provided, however, that should a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall, at Lender's expense, take such steps as such Lender shall reasonably request to assist such Lender in recovering such Non-Excluded Taxes.

          (h) Each Lender hereby agrees that, upon the occurrence of any circumstances entitling such Lender to additional amounts pursuant to this
Section 2.5, such Lender shall use reasonable efforts that are consistent with legal and regulatory restrictions, at the sole expense of the Borrower, to designate a different applicable lending office if the making of such a change would avoid the need for, or materially reduce the amount of, any such additional amounts that may thereafter accrue and would not be, in the sole good faith judgment of such Lender, legally inadvisable or commercially or otherwise disadvantageous to such Lender in any respect.

          III. REPRESENTATIONS AND WARRANTIES

          Section 3.1 Borrower Representations.

          Borrower represents and warrants as of the date hereof that:

          3.1.1 Organization. (a) Borrower is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

          (b) Borrower's exact legal name is correctly set forth in the first paragraph of this Agreement. Borrower is an organization of the type specified in the first paragraph of this Agreement. Borrower is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth in the first paragraph of this Agreement (unless Borrower notifies Lender at least thirty
(30) days prior to the date of such change). Borrower's organizational identification number, if any, assigned by the state of its incorporation or organization is 3644952. Borrower's federal tax identification number is 63-0941966. Borrower is not subject to back-up withholding taxes.

          3.1.2 Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.1.3 No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower's organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any lien on any of Borrower's assets or property (other than pursuant to the Loan Documents).

          3.1.4 Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower's knowledge, threatened against Borrower in any court or by or before any other Governmental Authority which would materially and adversely affect the ability of Borrower to carry out the transactions contemplated by this Agreement.

          3.1.5 Agreements. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default would reasonably be expected to have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or would reasonably be expected to materially and adversely affect its performance hereunder.

          3.1.6 Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

          3.1.7 Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of each Individual Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create
(i) a valid, first priority, perfected lien on each Individual Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. Except as set forth on Schedule VI hereto and insured over by the title company issuing the Title Insurance Policy for each Individual Property, there are no mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting any Individual Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and this Loan Agreement, materially and adversely affect the value of any Individual Property, impair the current use or operations of any Individual Property or impair Borrower's ability to pay its obligations in a timely manner.

          3.1.8 No Plan Assets. As of the date hereof and throughout the term of the Loan (a) Borrower is not and will not be an "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") subject to Title I of ERISA, (b) none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (c) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and Borrower is not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans, as if it were a governmental plan or as if its assets were assets of a governmental plan.

          3.1.9 Compliance. Borrower, Operating Company and each Individual Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and Prescribed Laws. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which would reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Borrower. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.3.1.10 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Individual Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or any Individual Property from that set forth in said financial statements.

          3.1.11 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's actual knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to such Individual Property which Condemnation or other proceeding is reasonably expected to have a material adverse effect on the operation or current use of such Individual Property.

          3.1.12 Intentionally Omitted.

          3.1.13 Separate Lots. The Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

          3.1.14 Assessments. To the actual knowledge of Borrower (a) there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor (b) are there any contemplated improvements to any Individual Property that may result in such special or other assessments which assessments are reasonably expected to have a material adverse effect on the operation or current use of such Individual Property.

          3.1.15 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          3.1.16 Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

          3.1.17 Insurance. Borrower has obtained and has delivered to Lender certificates of insurance relating to all of the Policies, with evidence that all premiums have been prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Except as set forth on Schedule X hereto, no written claims in excess of $500,000.00 have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

          3.1.18 Licenses. All permits and approvals, including without limitation, certificates of occupancy required by any Governmental Authority for the use, occupancy and operation of each Individual Property in the manner in which such Individual Property is currently being used, occupied and operated have been obtained and are in full force and effect unless the failure of Borrower to obtain any of the foregoing would not result in a material adverse effect upon (a) the business operations, economic performance, assets or condition (financial or otherwise) of Borrower, Guarantor or the Individual Property for which Borrower failed to obtain such permit or approval, (b) the ability of Borrower to perform, in all respects, its obligations under each of the Loan Documents, or (c) the enforceability or validity of any Loan Document or the perfection or priority of any Lien created under any Loan Document.

          3.1.19 Intentionally Omitted.

          3.1.20 Physical Condition. Except for the Required Repairs, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

          3.1.21 Boundaries. Except as disclosed on the Surveys, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries of such Individual Property, and no improvements on adjoining properties encroach upon any Individual Property, and no easements or other encumbrances affecting any Individual Property encroach upon any of the improvements, so as to materially and adversely affect the value or marketability of such Individual Property except those which are insured against by title insurance.

          3.1.22 Leases. Borrower represents and warrants to Lender with respect to the Leases that: (a) the Property is not subject to any Leases other than the Operating Lease except for those leases described on Schedule IV hereof, (b) the Operating Lease is in full force and effect and there are no defaults thereunder by either party, (c) the copy of the Operating Lease delivered to Lender is true and complete, and there are no oral agreements with respect thereto, (d) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date and (e) all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant.

          3.1.23 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of each Individual Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of each Individual Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder pursuant to Section 6.2.1 or are insured against by the title insurance policy to be issued in connection with the Mortgage.

          3.1.24 Single Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

          (a) Borrower does not own and will not own any asset or property other than (i) the Property, and (ii) incidental personal property necessary for the ownership or operation of the Property.

          (b) Borrower will not engage in any business other than the ownership, leasing, management and operation of the Property and Borrower will conduct and operate its business as presently conducted and operated.

          (c) Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

          (d) Borrower has not incurred and will not incur any Indebtedness other than (i) the Debt, (ii) unsecured trade payables and operational debt not evidenced by a note and (iii) Indebtedness incurred in the financing of equipment and other personal property used on the Property; provided that any Indebtedness incurred pursuant to subclauses (ii) and (iii) shall be (x) not more than sixty (60) days past due subject to Borrower's right to contest same pursuant to Section 4.1.2 hereof, (y) not in excess of Ten Million and No/100 Dollars ($10,000,000.00) in the aggregate and (z) incurred in the ordinary course of business. No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property.

          (e) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and shall not acquire obligations or securities of its Affiliates.

          (f) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

          (g) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such constituent party without the prior consent of Lender in any manner that (i) violates the single purpose covenants set forth in this Section 3.1.24, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan is outstanding or by its terms cannot be modified without Lender's consent.

          (h) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party. Borrower's assets will not be listed as assets on the financial statement of any other Person, provided, however, that Borrower's assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made in the footnotes to such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on Borrower's own separate balance sheet although Borrower shall not be required to disclose with specificity Borrower's assets separately on the consolidated financial statements. Borrower will file its own tax returns (to the extent Borrower is required to file any such tax returns).

          (i) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other.

          (j) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

          (k) Neither Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower.

          (l) Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and will hold all of its assets in its own name.

          (m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

          (n) Borrower will not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

          (o) Borrower shall at all times during the term of the Loan be a single member Delaware limited liability company. Borrower shall have at least two springing members, one of which, upon the dissolution of such sole member or the withdrawal or the disassociation of the sole member from Borrower, shall immediately become the sole member of Borrower, and the other of which shall become the sole member of Borrower if the first such springing member no longer is available to serve as such sole member.

          (p) Borrower shall at all times cause there to be at least two duly appointed members of its board of directors who are provided by a nationally-recognized company that provides professional independent directors (each, an "Independent Director") of Borrower reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment or at any time while serving as an Independent Director on the board of directors of Borrower, and may not have been at any time during the preceding five years (i) an equity holder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of Borrower or any Affiliate of Borrower,
(ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower, (iii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person, or (iv) a member of the immediate family of any such equity holder, director, officer, employee, partner, customer, supplier or other Person. A natural person who satisfies the foregoing definition other than subsection (ii) shall not be disqualified from serving as an Independent Director if such individual is an independent manager provided by a nationally-recognized company that provides professional independent managers, directors or special members and that also provides other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition of Independent Director except for being the independent director, manager or special member of a "special purpose entity" affiliated with the Borrower that does not own a direct or indirect equity interest in the Borrower shall not be disqualified from serving as an Independent Director if such individual is at the time of initial appointment, or at any time while serving as an Independent Director, an Independent Director of a "special purpose entity" affiliated with the Borrower (other than any entity that owns a direct or indirect equity interest in the Borrower) if such individual is an independent manager, director or special member provided by a nationally-recognized company that provides professional independent managers, directors or special members. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

          (q) Borrower shall not cause or permit the board of directors of Borrower to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock or under any organizational document of Borrower, requires a unanimous vote of the board of directors of Borrower unless at the time of such action there shall be at least two members who are each an Independent Director.

          (r) Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding the Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all the representations, warranties and covenants in this Section 3.1.24, and (iii) all the organizational documents of the Borrower.

          (s) Borrower will not permit any Affiliate or constituent party independent access to its bank accounts.

          (t) Borrower shall pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

          (u) Borrower shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

          3.1.25 Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

          3.1.26 Solvency. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured.

          3.1.27 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

          3.1.28 Organizational Chart. The organizational chart attached as
Schedule III hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

          3.1.29 Bank Holding Company. Borrower is not a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

          3.1.30 No Other Debt. Borrower has not borrowed or received debt financing (other than permitted pursuant to this Agreement) that has not been heretofore repaid in full.

          3.1.31 Investment Company Act. Borrower is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          3.1.32 Access/Utilities. All utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property or in or through a recorded easement in favor of the Property. All roads necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property.

          3.1.33 No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower does not have any knowledge of any Person contemplating the filing of any such petition against it.

          3.1.34 Full and Accurate Disclosure. To the best of Borrower's knowledge, no information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to Borrower which has not been disclosed to Lender and which materially adversely affects, or is reasonably likely to materially adversely affect, the Property, Borrower or its business, operations or condition (financial or otherwise).

          3.1.35 Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          3.1.36 Fraudulent Transfer. Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. The assets of Borrower do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash reasonably expected to be received by Borrower and the amounts reasonably expected to be payable on or in respect of its obligations).

          3.1.37 No Change in Facts or Circumstances; Disclosure. To the best of Borrower's knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the business operations or the financial condition of Borrower or the Property.

          3.1.38 Management Agreement. All of the representations and warranties with respect to the Management Agreement set forth in Article VII of this Agreement are true and correct in all respects.

          3.1.39 Perfection of Accounts. Borrower hereby represents and warrants to Lender that:

          (a) This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial
Code) in the Accounts (as defined in the Cash Management Agreement) in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Accounts;

          (b) The Accounts constitute "deposit accounts" or "securities accounts" within the meaning of the Uniform Commercial Code, as set forth in the Cash Management Agreement; and

          (c) The Accounts are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to Agent's complying with instructions with respect to the Accounts from any Person other than Lender.

          3.1.40 REA. Each REA is in full force and effect and neither Borrower nor, to Borrower's actual knowledge, any other party to the REA, is in default in any material respect thereunder, and to the best of Borrower's actual knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a material default thereunder. To Borrower's actual knowledge, no REA has been modified, amended or supplemented except as disclosed in any Title Insurance Policy.

          3.1.41 Childcare Facilities.

          (a) The operation, management and use of each Individual Property by Borrower, Operating Company and Manager is in compliance in all material respects with applicable federal, state, and local laws, regulations, quality and safety standards, licensing standards, and requirements of the applicable state department of health or department of social services and all other federal, state, or local governmental authorities including, without limitation, those requirements relating to such Individual Property's physical structure and environment, licensing, and the operating policies of Manager (as Manager may determine from time to time) except to the extent that non-compliance would not reasonably be expected to have a material adverse affect on any Individual Property or the Borrower's ability to perform its obligations under the Loan Documents.

          (b) The licenses, permits, and regulatory agreements, approvals and registrations relating to each Individual Property (i) may not be, and have not been, transferred to any location other than any Individual Property; have not been pledged as collateral security for any other loan or indebtedness; and are held free from restrictions or known conflicts that would materially impair the use or operation of any Individual Property as intended, and (b) are not provisional, probationary or restricted, except to the extent such provisional, probationary or restricted licenses or regulatory agreements, approvals, registrations or permits are of such a nature that they would not reasonably be expected to have a material adverse affect on any Individual Property or the Borrower's ability to perform its obligations under the Loan Documents.

          (c) None of Borrower, Operating Company or Manager is currently the subject of any proceeding by any Governmental Authority, and no notice of any violation has been received from a Governmental Authority that, in either case, would reasonably be expected to have a material adverse affect on any Individual Property or the Borrower's ability to perform its obligations under the Loan Documents.

          (d) None of Borrower, Operating Company or Manager has received a statement of charges or deficiencies and no penalty enforcement actions have been undertaken against any of them relating to any Individual Property by any Governmental Authority during the last three calendar years which caused a material adverse effect on the financial condition of such entity.

          (e) The Management Agreement and Operating Lease are each in full force and effect and no party to either agreement has defaulted thereunder in any material respect.

          (f) None of Borrower, Operating Company or Manager shall, other than in the normal course of business, change the terms of its normal billing payment with respect to the Property, including without limitation the amount and timing of finance charges, fees and write-offs.

          (g) None of Borrower, Operating Company or Manager has pledged its receivables relating to the Property, including but not limited to tuition payments, as collateral security for any other loan or indebtedness.

          Section 3.2 Survival of Representations.

          The representations and warranties set forth in Section 3.1 shall survive, and any covenants contained in Section 3.1.8 and Section 3.1.24 only shall continue, for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

          IV. BORROWER COVENANTS

          Section 4.1 Borrower Affirmative Covenants.

          Borrower hereby covenants and agrees with Lender that:

          4.1.1 Existence; Compliance with Legal Requirements. Borrower and Operating Company shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect their existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to them and the Property, including, without limitation, Prescribed Laws.

          4.1.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof at least ten (10) days prior the date such Taxes will become delinquent. Borrower shall not permit or suffer and shall promptly discharge any lien or charge against the Property. Notwithstanding the foregoing, after prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes, Other Charges, any claims or judgments, including those of mechanics, materialmen, suppliers, vendors or other similar Persons or any Lien therefor or any Legal Requirement or the application of any instrument of record affecting any Individual Property or any part thereof (other than the Loan Documents, but including any REA), and may withhold payment of same pending such proceedings if permitted by applicable law, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or other amounts being contested, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes, Other Charges or other amounts being contested from the Property; and (vi) to the extent not already reserved with Lender pursuant to Section 6.2 hereof or bonded so as to remove any Lien or claim thereof from the Individual Property in question or otherwise deposited or paid in connection with such proceedings, Borrower shall deposit with Lender cash, or other security as may be approved by Lender, acting reasonably, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, to insure the payment of any such Taxes, Other Charges or other amounts being contested, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the good faith judgment of Lender, the entitlement of such claimant is established and Lender shall otherwise remit any remaining amounts to Borrower. Lender shall give Borrower notice of any such payments promptly following the making thereof. Notwithstanding anything to the contrary contained in this Section 4.1.2, Borrower shall not be required to provide prior notice to Lender of any contest of Taxes provided that Borrower pays the full amount of such Tax which is due to the proper Governmental Authority prior to its initiation of any contest and provided further that Borrower satisfies all of the conditions contained above other than in subclause (vi) and has complied with all requirements of the appropriate Governmental Authority with respect to the payment of such Taxes and the posting of security thereof, if any.

          4.1.3 Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might reasonably be expected to materially adversely affect the Property or Borrower's ability to perform its obligations hereunder or under the other Loan Documents.

          4.1.4 Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon at least forty eight (48) hours advance notice to Borrower given by Lender to the Real Estate Department at Manager's corporate headquarters (unless a Default shall have occurred and be continuing or Lender has a good faith reason to believe that a Default exists, in which cases no advance notice shall be required), provided, however, Lender's entry shall not disrupt or disturb in any manner the use and operation of any Individual Property as an early childhood learning center.

          4.1.5 Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower's sole cost and expense:

          (a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

          (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

          4.1.6 Financial Reporting.

          (a) Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP or such other basis as may be approved by Lender acting reasonably, reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire.

          (b) Borrower shall furnish Lender annually, within ninety (90) days following the end of each Fiscal Year, a statement prepared in accordance with GAAP or such other basis as may be approved by Lender acting reasonably setting forth a calculation of the Net Operating Income for each Individual Property and on a cumulative basis for the Property. Such statement shall be prepared by Manager and attached as an unaudited schedule to the audited financial statements in connection with the Manager's annual audit by a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender. Such statement will be subjected to the auditing procedures applied in the audit of the Manager's basic financial statements and will be fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

          (c) Such statement shall be accompanied by a certificate executed by the chief financial officer of Borrower stating that such statement presents fairly the results of operations of Borrower and each Individual Property in all material respects. In addition, Borrower shall provide to Lender along with such statement, reports regarding average tuition rate and full time equivalent attendance, occupancy levels reached, management fees paid and Capital Expenditures made at each Individual Property during such year. Borrower shall also furnish to Lender an Officer's Certificate certifying as of the date thereof whether to the best of Borrower's knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

          (d) Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each Fiscal Quarter (based on Borrower's Fiscal Year), the following items, accompanied by a certificate from the chief financial officer of Borrower, certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and each Individual Property in accordance with GAAP or such other basis as may be approved by Lender acting reasonably as applicable:

          (i) quarterly and year-to-date statements of income and expense prepared for such Fiscal Quarter with respect to each Individual Property, with a calculation of Net Operating Income and reports regarding average tuition rate and full time equivalent attendance, occupancy levels reached, management fees paid and Capital Expenditures made at each Individual Property during such period;

          (ii) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such Fiscal Quarter, for such Fiscal Quarter and the last four Fiscal Quarters combined; and

          (iii) a comparison of the budgeted income and expenses and the actual income and expenses for such Fiscal Quarter and year to date for the Property taken as a whole, together with a detailed explanation of any variances of (A) more than five percent (5.00%) and (B)(1) with respect to the analysis for such Fiscal Quarter, in excess of $250,000.00 or (2) with respect to the year to date analysis, in excess of $500,000.00, between budgeted and actual amounts for such period and year to date.

          (e) Intentionally Omitted.

          (f) For each Fiscal Year, Borrower shall submit the Annual Budget to Lender within five Business Days (5) following the date that such Annual Budget is complete, provided that Borrower shall submit such Annual Budget to Lender not later than the commencement of the Fiscal Year to which such Annual Budget relates.

          (g) Borrower shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of each Individual Property and the financial affairs of Borrower as may be reasonably requested by Lender.

          4.1.7 Title to the Property. Borrower will warrant and defend the validity and priority of the Liens of the Mortgage and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

          4.1.8 Estoppel Statement.

          (a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, stating
(i) the unpaid principal amount of the Note, (ii) the Applicable Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

          (b) After request by Borrower, Lender shall within ten (10) Business Days furnish Borrower with a statement, duly acknowledged and certified, stating
(i) the unpaid principal amount of the Note, (ii) the Applicable Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) whether or not Lender has sent any notice of default under the Loan Documents which remains uncured in the opinion of Lender and (v) that this Agreement and the other Loan Documents have not been modified or, if modified, giving particulars of such modification.

          (c) Borrower shall deliver to Lender, upon request, an estoppel certificate from the Tenant under the Operating Lease in form and substance reasonably acceptable to Lender.

          4.1.9 Leases.

          (a) Except with respect to Immaterial Leases, all Leases and all renewals, amendments and modifications thereof executed after the date hereof shall be subject to Lender's prior approval.

          (b) Borrower shall and shall cause Operating Company to (i) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate or accept a surrender of any Lease without Lender's prior approval; (iii) not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) hold all security deposits under all Leases in accordance with Legal Requirements. Upon request, Borrower shall furnish or shall cause Operating Company to furnish Lender with executed copies of all Leases.

          4.1.10 Alterations. Borrower shall obtain Lender's prior approval in connection with any alterations to any Improvements that may have a material adverse effect on Borrower's financial condition, the value of the Property or the ongoing revenues and expenses of the Property, which approval may be granted or withheld in Lender's sole discretion.

          4.1.11 Interest Rate Cap. At all times during the term of the Loan Borrower shall maintain in effect an Interest Rate Protection Agreement with an initial notional amount equal to the amount of the Loan and with a Counterparty reasonably acceptable to Lender having a Minimum Counterparty Rating. The notional amount of the Interest Rate Protection Agreement may be reduced from time to time in amounts equal to any prepayment of the principal amount of the Loan. If Borrower obtains one (1) interest rate cap, the LIBOR strike rate under the Interest Rate Protection Agreement shall be equal to or less than the Capped LIBOR Rate, or if Borrower obtains more than one (1) interest rate cap, the blended LIBOR strike rate under the Interest Rate Protection Agreement, as determined by Lender after consultation with Borrower, shall be equal to or less than the Capped LIBOR Rate. The Interest Rate Protection Agreement shall be in form and substance substantially similar to the Interest Rate Protection Agreement in effect as of the date hereof or as otherwise approved by Lender. In the event of any downgrade or withdrawal of the rating of such Counterparty by any Rating Agency below the Minimum Counterparty Rating or the placement by Moody's of such Counterparty "On Watch for Downgrade" from the Minimum Counterparty Rating, Borrower shall replace the Interest Rate Protection Agreement not later than thirty (30) Business Days following receipt of notice from Lender of such downgrade or withdrawal with an Interest Rate Protection Agreement in form and substance reasonably satisfactory to Lender (and meeting the requirements set forth in this Section 4.1.11) from a Counterparty reasonably acceptable to Lender having a Minimum Counterparty Rating; provided, however, that if any Rating Agency withdraws or downgrades the credit rating of the Counterparty below the Minimum Counterparty Rating or if Moody's places such Counterparty "On Watch for Downgrade" from the Minimum Counterparty Rating, Borrower shall not be required to replace the Counterparty under the Interest Rate Protection Agreement provided that within five (5) days following Lender's notice to Borrower of such downgrade, withdrawal or placement "On Watch for Downgrade" (y) such Counterparty or an Affiliate thereof posts additional collateral acceptable to the Rating Agencies securing its obligations under the Interest Rate Protection Agreement or (z) an Affiliate of such Counterparty with a Minimum Counterparty Rating delivers a guaranty acceptable to the Rating Agencies guaranteeing such Counterparty's obligations under the Interest Rate Protection Agreement. Notwithstanding the foregoing, if S&P withdraws or downgrades the credit rating of such Counterparty below "A-1", or Moody's withdraws or downgrades the credit rating of such Counterparty below "A2" (if the Counterparty has only a long term rating from Moody's) or below "A3" or "P-2" (if the Counterparty has both long term and short term ratings from Moody's), Borrower shall replace the Interest Rate Protection Agreement not later than twenty (20) days following receipt of notice from Lender of such downgrade or withdrawal with an Interest Rate Protection Agreement in form and substance reasonably satisfactory to Lender (and meeting the requirements set forth in this Section 4.1.11) from a Counterparty reasonably acceptable to Lender having a Minimum Counterparty Rating. The initial Interest Rate Protection Agreement (and any replacement thereof) shall cover the period from the Closing Date at least through July 8, 2006; all Interest Rate Protection Agreements thereafter obtained (and any replacements thereof) shall cover a period of at least one (1) year.

          4.1.12 Material Agreements. Borrower shall (a) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under each Material Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder,
(b) promptly notify Lender of the giving of any notice of any default by any party under any Material Agreement of which it is aware and (c) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement to which it is a party in a commercially reasonable manner.

          4.1.13 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower without the prior consent of Lender.

          4.1.14 Costs of Enforcement/Remedying Defaults. In the event (a) that the Mortgage is foreclosed in whole or in part or the Note or any other Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any Lien or Mortgage prior to or subsequent to the Mortgage in which proceeding Lender is made a party, (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or Guarantor or an assignment by Borrower or Guarantor for the benefit of its creditors, or (d) Lender shall remedy or attempt to remedy any Event of Default hereunder, Borrower shall be chargeable with and agrees to pay all costs incurred by Lender as a result thereof, including costs of collection and defense (including reasonable attorneys', experts', consultants' and witnesses' fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable upon five (5) Business Days notice to Borrower, together with interest thereon from the date incurred by Lender at the Default Rate, and together with all required service or use taxes.

          4.1.15 Business and Operations. Borrower will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership and leasing of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership and leasing of the related Property. Borrower shall at all times cause the Operating Company to maintain each Individual Property as a KinderCare child care center.

          4.1.16 Loan Fees. Borrower shall pay all fees and costs (including, without limitation, all origination and commitment fees) required of Borrower pursuant to the terms of that certain commitment letter between KinderCare Learning Centers, Inc. and Morgan Stanley Mortgage Capital Inc. dated March 28, 2003

          4.1.17 Fire and Zoning Code Violations. Borrower shall certify to Lender that it has remedied the violations listed on Schedule XIV no later than February 1, 2004 and, at the request of Lender, provide evidence reasonably satisfactory to Lender regarding same.

          Section 4.2 Borrower Negative Covenants.

          Borrower covenants and agrees with Lender that:

          4.2.1 Due on Sale and Encumbrance; Transfers of Interests. Except as set forth in Section 8.2 hereof, without the prior consent of Lender, neither Borrower nor any other Person having a direct or indirect ownership or beneficial interest in Borrower or Operating Company shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer any interest, direct or indirect, in the Borrower, the Operating Company, the Property or any part thereof, whether voluntarily or involuntarily (except in the case of an involuntary Condemnation), in violation of the covenants and conditions set forth in the Mortgage and this Agreement (each, a "Transfer").

          4.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property except for Permitted Encumbrances or Liens permitted under Section 4.1.2 hereof.

          4.2.3 Dissolution. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(ii) engage in any business activity not related to the ownership and operation of the Property or (iii) transfer, lease (except the Operating Lease) or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents.

          4.2.4 Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property.

          4.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

          4.2.6 Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the equity holders of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

          4.2.7 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

          4.2.8 Assets. Borrower shall not purchase or own any property other than the Property and any property necessary or incidental for the operation of the Property.

          4.2.9 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a tax lot separate from any Individual Property, and (ii) with any portion of any Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to any Individual Property.

          4.2.10 Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior notice.

          4.2.11 ERISA. (a) Borrower shall not engage in any transaction if it knows or should know at the time of the transaction that a reasonably likely direct consequence of the transaction would be to cause an obligation or an action taken or to be taken by it hereunder, or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents, to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA, without the consent of the Lender, which consent shall not be unreasonably withheld.

          (b) Borrower shall deliver to Lender such certifications or other evidence from time to time (but no more frequently than once in any twelve (12) month period) throughout the term of the Loan, as reasonably requested by Lender in its sole discretion, that (A) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; and/or (B) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans, as if it were a governmental plan or as if its assets were assets of a governmental plan.

          4.2.12 Material Agreements. Borrower shall not, without Lender's prior consent (which consent shall not be unreasonably withheld, delayed or conditioned): (a) enter into, surrender or terminate any Material Agreement to which it is a party (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Material Agreement to which it is a party, except as provided therein or on an arms'-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement to which it is a party in any material respect, except on an arms'-length basis and commercially reasonable terms.

          4.2.13 REA. Borrower agrees that without the prior consent of Lender, Borrower will not execute modifications to the REA if such modifications will have a material adverse effect on the use, operation or value (including the Net Operating Income) of the Property, taken as a whole, or the ability of Borrower to pay its obligations in respect of the Loan.

          4.2.14 Operating Lease. Borrower agrees that without the prior consent of Lender, Borrower will not modify, amend, terminate or accept a surrender of the Operating Lease.

          4.2.15 Management Agreement. Borrower agrees that without the prior consent of Lender, Borrower shall not permit the modification, amendment, termination or surrender of the Management Agreement by either of the parties thereto.

          V. INSURANCE, CASUALTY AND CONDEMNATION

          Section 5.1 Insurance.

          5.1.1 Insurance Policies. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

          (i) comprehensive all risk insurance (which may exclude coverage for "acts of terrorism" or other similar acts or events) on the Improvements and the personal property at each Individual Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall be satisfied by comprehensive all risk coverage in an amount not less than One Hundred Million and No/100 Dollars ($100,000,000.00) for any one loss and shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation;
(B) containing an agreed amount endorsement with respect to the Improvements and personal property at each Individual Property waiving all co-insurance provisions; (C) except as set forth on Schedule XIII, providing for no deductible in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) for all such insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of each Individual Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements on any Individual Property is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note allocated to the Individual Property or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event any Individual Property is located in an area designated as Seismic Zone 3 or 4, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

          (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit, excluding umbrella coverage, of not less than One Million and No/100 Dollars ($1,000,000.00); (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available;

          (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch; and (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income returns to the same level it was at prior to the loss, and notwithstanding that the policy may expire prior to the end of such period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

          (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

          (v) workers' compensation, subject to the statutory limits of the state in which each Individual Property is located, and employer's liability insurance with a limit of at least One Million and No/100 Dollars
($1,000,000.00) per accident and per disease per employee (if applicable);

          (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

          (vii) umbrella liability insurance in addition to primary coverage in an amount not less than One Hundred Million and No/100 Dollars ($100,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and (viii) below;

          (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of Four Million and No/100 Dollars ($4,000,000.00);

          (ix) so-called "dramshop" insurance or other liability insurance required in connection with the sale of alcoholic beverages, if applicable;

          (x) insurance against employee dishonesty in an amount not less than Five Million and No/100 Dollars ($5,000,000.00) and with a deductible not greater than Fifty Thousand and No/100 Dollars ($50,000), if applicable; and

          (xi) upon sixty (60) days' notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to each Individual Property located in or around the region in which such Individual Property is located; provided that with respect to any insurance providing coverage against "acts of terrorism" or other similar acts or events which is requested by Lender, such coverage shall be obtained by Borrower at the sole cost and expense of Lender.

          (b) All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy") and, to the extent not specified above, shall be subject to the approval of Lender as to deductibles, loss payees and insureds. Not less than five (5) Business Days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

          (c) Intentionally Omitted.

          (d) All Policies of insurance provided for or contemplated by Section 5.1.1(a) shall be primary coverage and, except for the Policy referenced in
Section 5.1.1(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Borrower shall not procure or permit any of its constituent entities to procure any other insurance coverage which would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies.

          (e) All Policies of insurance provided for in Section 5.1.1(a), except for the Policies referenced in Section 5.1.1(a)(v) and (a)(viii) shall contain clauses or endorsements to the effect that:

          (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

          (ii) the Policy shall not be canceled without at least thirty (30) days' notice to Lender and any other party named therein as an additional insured and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

          (iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

          (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to

Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

          (g) In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

          5.1.2 Insurance Company. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which each Individual Property is located and having a claims paying ability rating of "A-" or better by S&P and an insurance financial strength rating of "A3" by Moody's. If a Securitization occurs, (i) the foregoing required insurance company rating by a Rating Agency not rating any Securities shall be disregarded and (ii) if the insurance company complies with the aforesaid S&P required rating (and S&P is rating the Securities) and the other Rating Agencies rating the Securities do not rate the insurance company, such insurance company shall be deemed acceptable with respect to such Rating Agency not rating such insurance company.

          Section 5.2 Casualty and Condemnation.

          5.2.1 Casualty. If any Individual Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the repair and restoration of such Individual Property as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty (a "Restoration") and otherwise in accordance with Section 5.3, it being understood, however, that Borrower shall not be obligated to restore such Individual Property to the precise condition of the Individual Property prior to such Casualty provided the Individual Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower. In the event of a Casualty where the loss does not exceed the Restoration Threshold, Borrower may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing and
(b) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed) and Lender shall have the opportunity to participate, at Borrower's cost, in any such adjustments. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

          5.2.2 Condemnation. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of any Individual

Property which Condemnation would, in the reasonable judgment of Borrower, have a material and adverse impact on the use or operation of such Individual Property or the Award obtained by Borrower in connection therewith would exceed Seventy Five Thousand and No/100 Dollars ($75,000.00) and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold, Borrower may settle and compromise such Condemnation; provided that the same is effected in a commercially reasonable and timely manner. In the event of a Condemnation where the amount of the taking exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and compromise the Condemnation only with the consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed) and Lender shall have the opportunity to participate, at Borrower's cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender's right to interest on the Debt as provided herein and in the Note shall not be limited to the interest paid on the Award by any Governmental Authority. If any Improvement on any Individual Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of such Improvement and otherwise comply with the provisions of Section 5.3. If any Individual Property is sold, through foreclosure or other exercise of a remedy by Lender, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

          5.2.3 Casualty Proceeds. Notwithstanding the last sentence of Section 5.1.1(a)(iii) and provided no Event of Default exists hereunder, proceeds received by Lender on account of the business interruption insurance specified in Subsection 5.1.1(a)(iii) above with respect to any Casualty shall be deposited by Lender directly into the Deposit Account (as defined in the Cash Management Agreement) but (a) only to the extent it reflects a replacement for
(i) lost Rents that would have been due under Leases existing on the date of such Casualty or other recurring revenue of the impacted Individual Property, and/or (ii) lost Rents under Leases that had not yet been executed and delivered at the time of such Casualty which Borrower has proven to the insurance company would have been due under such Leases (and then only to the extent such proceeds disbursed by the insurance company reflect a replacement for such past due Rents) and (b) only to the extent necessary to fully make the disbursements required by Sections 3.3(a)(i) through (v) and Sections 3.3(b)(i) and (ii) of the Cash Management Agreement. All other such proceeds shall be held by Lender and disbursed in accordance with Section 5.3 hereof.

          Section 5.3 Delivery of Net Proceeds.

          5.3.1 Minor Casualty or Condemnation. If a Casualty or Condemnation has occurred to any one or more Individual Properties and the Net Proceeds for all Individual Properties which have suffered a Casualty or Condemnation (and have not been fully restored) shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and remain uncured, the Net Proceeds will be disbursed by Lender to Borrower. Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. If any Net Proceeds are received by Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of Restoration in accordance with the terms hereof.

          5.3.2 Major Casualty or Condemnation. (a) If a Casualty or Condemnation has occurred to any one or more Individual Properties and the Net Proceeds, when taken together with the Net Proceeds obtained in connection with any previous Casualty or Condemnation at any Individual Property which has not yet been fully restored, are equal to or greater than the Restoration Threshold or the costs of completing the Restoration, when taken together with the costs of completing any Restoration to any Individual Property which was the subject of a previous Casualty or Condemnation which has not yet been fully completed, is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

          (i) no Event of Default shall have occurred and be continuing;

          (ii) in the event the Net Proceeds are an Award, in Borrower's or the Manager's (as agent of Borrower) reasonable judgment, the Property shall be capable of being restored so that it can continue to be used as a KinderCare child care center when the Restoration is complete;

          (iii) Intentionally Omitted;

          (iv) Borrower shall commence the Restoration in a reasonably practicable period of time and shall diligently pursue the same to satisfactory completion;

          (v) Lender shall be satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower;

          (vi) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date three (3) months prior to the Maturity Date, (B) the earliest date required for such completion under the terms of any Lease or (C) such time as may be required under applicable Legal Requirements in order to repair and restore such Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable;

          (vii) such Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

          (viii) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements; and

          (ix) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Individual Property or the related Improvements.

          (b) The Net Proceeds shall be paid directly to Lender and held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all requirements set forth in Section 5.3.2(a) have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property arising out of the Restoration which have not been fully bonded to the satisfaction of Lender and discharged of record.

          (c) All plans and specifications required in connection with the Restoration shall be subject to prior approval of Lender and an independent architect selected by Lender (the "Casualty Consultant") not to be unreasonably withheld, conditioned or delayed. The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonable practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the Individual Property shall be at least equal in value and general utility to such Individual Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore the Individual Property to the precise condition of the Individual Property prior to such Casualty provided the Individual Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the reasonable approval of Lender and the Casualty Consultant. All commercially reasonable costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrower.

          (d) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term "Casualty Retainage" shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and, if requested by Lender, Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

          (e) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

          (f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this
Section 5.3.2 shall constitute additional security for the Debt.

          (g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents; provided, however, the amount of such excess returned to Borrower in the case of a Condemnation shall not exceed the amount of Net Proceeds Deficiency deposited by Borrower with the balance being applied to the Debt in the manner provided for in subsection 5.3.2(h).

          (h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.

          VI. RESERVE FUNDS

          Section 6.1 Intentionally Omitted.

          Section 6.2 Tax Funds.

          6.2.1 Deposits of Tax Funds. On the Closing Date, Borrower shall deposit with Agent the amount of Four Million Seventy Two Thousand Eight Hundred Fifty Eight and 92/100 Dollars ($4,072,858.92) and, pursuant to the Cash Management Agreement, there shall be deposited on each Monthly Payment Date an amount equal to one-twelfth of the Taxes that Borrower estimates it will be required to pay, as reflected in the Annual Budget of Borrower pertaining to the applicable Fiscal Year, during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to the date such Taxes are past due. Amounts deposited pursuant to this Section
6.2.1 are referred to herein as the "Tax Funds". If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within three (3) Business Days after its receipt of such notice.

          6.2.2 Release of Tax Funds. Borrower shall, in accordance with the provisions of Section 4.1.2, be required to pay all Taxes prior to the date such Taxes become delinquent. From time to time Manager as agent of Borrower shall be entitled to disbursements of Tax Funds made in accordance with the provisions of the Cash Management Agreement. In the event that Borrower shall not have paid or caused to be paid the Taxes relating to an Individual Property prior to the date that is ten (10) days before such Taxes shall become delinquent, but provided that Lender has not received a notice from Borrower stating that such Taxes are being contested and a copy of all items required to be delivered to permit such a contest hereunder (in which case Lender shall withhold payment of such Taxes in accordance with the terms of this Agreement), Lender shall have the right to apply the Tax Funds to payments of Taxes relating to the applicable Individual Property. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, at the request of Borrower which may be made on the first (1st) Business Day of each Fiscal Quarter, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining after the Debt has been paid in full shall be returned to Borrower.

          In the event Lender releases an Individual Property as a result of the exercise of Borrower's rights under Section 11.28 or Section 11.29 hereof, Agent shall, simultaneous to the release of the Liens of the Loan Documents with respect to such Individual Property, deliver, or cause the delivery, to Borrower from the Tax Funds an amount equal to the Tax Funds deposited by Borrower into the Tax Account with respect to such Individual Property (to the extent such Tax Funds are in excess of the Tax Funds that will be required to be reserved in the Tax Account with respect to any Substitute Property in connection with a substitution pursuant to Section 11.29 hereof).

          Section 6.3 Insurance Funds.

          6.3.1 Deposits of Insurance Funds. On the Closing Date, Borrower shall deposit with Agent the amount of One Million Eight Hundred Seventy Thousand Two Hundred Forty Seven and 50/100 Dollars ($1,870,247.50) and, pursuant to the Cash Management Agreement, there shall be deposited on each Monthly Payment Date an amount equal to one-twelfth of the Insurance Premiums that Borrower estimates it will be required to pay, as reflected in the Annual Budget of Borrower pertaining to the applicable Fiscal Year, for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least ten (10) days prior to the expiration of the Policies. Amounts deposited pursuant to this Section
6.3.1 are referred to herein as the "Insurance Funds". If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

          6.3.2 Release of Insurance Funds. Borrower shall, in accordance with the provisions of Article V, be required to pay all Insurance Premiums prior to the date is ten (10) days before such Insurance Premiums become due and payable. From time to time Manager as agent of Borrower shall be entitled to disbursements of Insurance Funds made in accordance with the provisions of the Cash Management Agreement. In the event that Borrower shall not have paid or caused to be paid the Insurance Premiums relating to a Policy required hereunder prior to the date that is ten (10) days before such Insurance Premium shall become due and payable, Lender shall have the right to apply the Insurance Funds to the payment of the applicable Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, at the request of Borrower which may be made on the first (1st) Business Day of each Fiscal Quarter, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining after the Debt has been paid in full shall be returned to Borrower.

          Section 6.4 Capital Expenditure Funds.

          6.4.1 Deposits of Capital Expenditure Funds. On the Closing Date, Borrower shall deposit with Agent the amount of One Million Four Hundred Sixty Three Thousand Three Hundred Eighty Two and No/100 Dollars ($1,463,382.00) and, pursuant to the Cash Management Agreement, there shall be deposited with Lender on each Monthly Payment Date an amount equal to the lesser of (a) Five Hundred Thousand and No/100 Dollars ($500,000.00) and (b) the amount necessary to maintain a balance of Six Million and No/100 Dollars of Capital Expenditures Funds, which amounts shall be for annual Capital Expenditures and the Required Repairs. Lender's prior approval (not to be unreasonably withheld, conditioned or delayed) shall be required with respect to any Capital Expenditure that is not reflected in the Annual Budget and is estimated by Borrower in its reasonable discretion to cost in excess of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00). Amounts deposited pursuant to this Section 6.4.1 are referred to herein as the "Capital Expenditure Funds".

          6.4.2 Release of Capital Expenditure Funds. (a) Lender shall direct Agent to disburse Capital Expenditure Funds only for Capital Expenditures.

          (b) Lender shall direct Agent to disburse to Borrower or any Person designated by Borrower the Capital Expenditure Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Capital Expenditures or Required Repairs, as applicable, to be reimbursed with the requested disbursement, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall have occurred and be continuing, (iii) Lender shall have received a certificate from Borrower stating that the Capital Expenditures or Required Repairs, as applicable, to be reimbursed or the portion of the work with respect to which Borrower is seeking reimbursement for by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, (iv) Lender, at its option in the event that Lender has a good faith suspicion that Borrower, Operating Company or Manager has committed fraud in connection with such reimbursement request, shall have received a copy of the invoice and the check for payment with respect to the Capital Expenditures or Required Repairs, as applicable, to be paid for by the requested disbursement and (v) at Lender's option if the Capital Expenditures or Required Repairs, as applicable, are not reflected on the Annual Budget and the cost of such Capital Expenditures or Required Repairs, as applicable, exceeds $150,000.00, Lender shall have received a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender and/or a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer's inspection of the Capital Expenditures or Required Repairs, as applicable. Lender shall not be required to disburse Capital Expenditure Funds more frequently than once each calendar month, unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of Capital Expenditure Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

          (c) Nothing in this Section 6.4.2 shall (i) make Lender responsible for making or completing the Capital Expenditures Work or Required Repairs; (ii) require Lender to expend funds in addition to the Capital Expenditure Funds to complete any Capital Expenditures Work or Required Repairs; (iii) obligate Lender to proceed with the Capital Expenditures Work or Required Repairs; or
(iv) obligate Lender to demand from Borrower additional sums to complete any Capital Expenditures Work or Required Repairs.

          (d) At Lender's request, if the Capital Expenditures or Required Repairs, as applicable, are not reflected on the Annual Budget and the cost of such Capital Expenditures or Required Repairs, as applicable, exceeds $150,000.00, Borrower shall provide Lender with any materials which Lender reasonably requires in order to determine the progress of any Capital Expenditures Work or Required Repairs, the types of materials being used in connection therewith and its compliance with all Legal Requirements. In addition, if the Capital Expenditures or Required Repairs, as applicable, are not reflected on the Annual Budget and the cost of such Capital Expenditures or Required Repairs, as applicable, exceeds $150,000.00, at Lender's request, Borrower shall provide copies of all plans and shop drawings relating to such Capital Expenditures Work or Required Repairs and shall cause all architects, engineers, contractors and/or subcontractors involved in the completion of such Capital Expenditures Work or Required Repairs to cooperate with Lender to provide any certifications or written materials relating to such Capital Expenditures Work or Required Repairs, including without limitation, a certificate of completion (in form reasonably acceptable to Lender) by an independent qualified professional architect acceptable to Lender prior to the disbursement of Capital Expenditure Funds.

          (e) At Lender's option, if the Capital Expenditures or Required Repairs, as applicable, are not reflected on the Annual Budget and the cost of such Capital Expenditures or Required Repairs, as applicable, exceeds $150,000.00, Lender may require an inspection of the applicable Individual Property at Lender's sole cost and expense prior to making a disbursement of Capital Expenditure Funds in order to verify completion of the Capital Expenditures Work or Required Repairs, as applicable, for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of Capital Expenditure Funds. Lender shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

          (f) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with Capital Expenditures Work or Required Repairs. All such policies shall be in form and amount reasonably satisfactory to Lender.

          (g) In the event Lender releases an Individual Property as a result of the exercise of Borrower's rights under Section 11.28 or Section 11.29 hereof, Agent shall, simultaneous to the release of the Liens of the Loan Documents with respect to such Individual Property, deliver, or cause the delivery, to Borrower from the Capital Expenditure Funds an amount equal to the Capital Expenditure Funds deposited by Borrower into the Capital Expenditure Account specifically with respect to Required Repairs at such Individual Property as set forth on
Schedule II less amounts previously disbursed to Borrower for such Required Repairs performed at such Individual Property.

          Section 6.5 Borrower Cash Collateral Funds.

          6.5.1 Deposits of Borrower Cash Collateral Funds. From and after (a) the occurrence of an Initial Trigger Event and during the continuance of an Initial Trigger Period, Borrower shall deposit with Lender fifty percent (50%) of the Borrower Excess Cash Flow and (b) the occurrence of a Secondary Trigger Event and during the continuance of a Secondary Trigger Period, Borrower shall deposit with Lender all of the Borrower Excess Cash Flow (subclauses (a) and (b) together, the "Borrower Cash Collateral Funds"). Notwithstanding subsections (a) and (b) above, Borrower shall not be required to deposit Borrower Cash Collateral Funds which are in excess of the Annual Debt Service Payment Amount.

          6.5.2 Release of Borrower Cash Collateral Funds. Provided no Event of Default shall have occurred and be continuing, all Borrower Cash Collateral Funds on deposit shall be released to Borrower when neither an Initial Trigger Period nor a Secondary Trigger Period then exists.

          Section 6.6 Operating Company Cash Collateral Funds.

          6.6.1 Deposits of Operating Company Cash Collateral Funds. From and after (a) the occurrence of an Initial Trigger Event and during the continuance of an Initial Trigger Period, Borrower shall cause Operating Company to deposit with Lender fifty percent (50%) of the Operating Company Excess Cash Flow and
(b) the occurrence of a Secondary Trigger Event and during the continuance of a Secondary Trigger Period, Borrower shall cause Operating Company to deposit with Lender all of the Operating Company Excess Cash Flow (subclauses (a) and (b) together, the "Operating Company Cash Collateral Funds"). Notwithstanding subsections (a) and (b) above, Borrower shall not be required to cause Operating Company to deposit Operating Company Cash Collateral Funds which are in excess of the Annual Operating Lease Rent Amount.

          6.6.2 Release of Operating Company Cash Collateral Funds. Provided no Event of Default shall have occurred and be continuing, all Operating Company Cash Collateral Funds on deposit shall be released to Operating Company when neither an Initial Trigger Period nor a Secondary Trigger Period then exists.

          Section 6.7 Debt Service Reserve Funds. On the Closing Date, Borrower shall deposit with Agent the amount of Seven Million Two Hundred Five Thousand Three Hundred Thirty Three and 43/100 Dollars ($7,205,333.43) (the "Debt Service Reserve Funds"). On each anniversary of the Closing Date, the amount of funds required to be on deposit in the Debt Service Reserve Account (as defined in the Cash Management Agreement) shall be adjusted so that the amount on deposit in the Debt Service Reserve shall equal the product of (a) the cumulative total of the next following twelve (12) months of Debt Service assuming an interest rate equal to LIBOR as determined in accordance with the terms of this Agreement on such anniversary date plus five hundred (500) basis points, subject to a maximum rate of 8.75%, and (b) 33.33% (the "Required Debt Service Reserve Deposit"). If the amount of Debt Service Reserve Funds on deposit in the Debt Service Reserve Account on any such anniversary of the Closing Date shall be less than the amount of the Required Debt Service Reserve Deposit, Borrower shall deposit any such shortfall in the Debt Service Reserve Account within three (3)

Business Days of such date. If the amount of Debt Service Reserve Funds on deposit in the Debt Service Reserve Account on any such anniversary of the Closing Date shall be greater than the amount of the Required Debt Service Reserve Deposit, Lender shall direct Agent to disburse such excess amount to or as directed by the Borrower within three (3) Business Days of such date.

          Section 6.8 Application of Reserve Funds.

          Upon the occurrence and during the continuance of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and apply the Reserve Funds to the items for which the Reserve Funds were established or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

          Section 6.9 Security Interest in Reserve Funds.

          6.9.1 Grant of Security Interest. Borrower shall be the owner of the Reserve Funds. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower's part to be paid and performed, in all of Borrower's right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender.

          6.9.2 Income Taxes. Borrower shall report on its federal, state and local income tax returns or shall cause any consolidated federal, state and local tax returns relating to Borrower to report all interest or income accrued on the Reserve Funds.

          6.9.3 Prohibition Against Further Encumbrance. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

          Section 6.10 Letters of Credit.

          6.10.1 Delivery of Letters of Credit. (a) In lieu of making the payments to any one or more of the Reserve Funds, Borrower may from time to time deliver to Lender a Letter of Credit or amendments thereto in accordance with the provisions of this Section 6.10. Additionally, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 6.10 in lieu of deposits previously made to the Reserve Funds and, notwithstanding anything to the contrary contained herein Borrower shall not be required to make deposits to the relevant Reserve Funds to the extent and during such time as such amounts are represented by a Letter of Credit delivered in accordance with this Article VI. The aggregate amount of any Letter of Credit and cash on deposit with respect to the Capital Expenditure Funds, the Debt Service Reserve Funds and the Required Repair Funds shall at all times be at least equal to the aggregate amount which Borrower is required to have on deposit in such Reserve Fund pursuant to this Agreement. The aggregate amount of any Letter of Credit and cash on deposit with respect to the Tax Funds shall at all times be at least equal to the aggregate which Borrower would be required to deposit in such Reserve Fund over the next twelve (12) month period (such amount to be adjusted annually on the first (1st) Business Day of each Fiscal Year based on the amounts required for the payment of Taxes as set forth in the Annual Budget for such Fiscal Year). The aggregate amount of any Letter of Credit and cash on deposit with respect to the Insurance Funds shall at all times be at least equal to the aggregate which Borrower would be required to deposit in such Reserve Fund over the next twelve (12) month period (such amount to be adjusted annually on the first (1st) Business Day of each Fiscal Year based on the amounts required for the payment of Insurance Premiums as set forth in the Annual Budget for such Fiscal Year). The aggregate amount of any Letter of Credit and cash on deposit with respect to the Borrower Cash Collateral Funds and the Operating Company Cash Collateral Funds shall at all times be at least equal to the aggregate amount which Borrower has on deposit with respect to the Borrower Cash Collateral Funds and the Operating Company Cash Collateral Funds immediately prior to the deliver of such Letter of Credit, but shall in no way diminish Borrower's and/or Operating Company's obligations, as applicable, to deposit additional Borrower Cash Collateral Funds and Operating Company Cash Collateral Funds as required hereunder.

          (b) Borrower shall give Lender no less than twenty (20) days notice of Borrower's election to deliver a Letter of Credit or an amendment to any outstanding Letter of Credit modifying the amount thereof and Borrower shall pay to Lender all of Lender's reasonable out-of-pocket costs and expenses in connection therewith. Borrower shall not be entitled to draw from any such Letter of Credit. Upon twenty (20) days notice to Lender, Borrower may replace a Letter of Credit with a cash deposit to the applicable Reserve Fund if a Letter of Credit has been outstanding for more than six (6) months. Prior to the return of a Letter of Credit, Borrower shall deposit an amount equal to the amount that would have accumulated in the applicable Reserve Fund and not been disbursed in accordance with this Agreement if such Letter of Credit had not been delivered.

          (c) Borrower shall provide Lender with notice of any increases in the annual payments for Taxes and Insurance Premiums on the date Borrower delivers the Annual Budget to Lender and any applicable Letter of Credit shall be increased by such increased amount at least ten (10) days prior to the effective date of such increase.

          Section 6.11 Provisions Regarding Letters of Credit.

          6.11.1 Security for Debt. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the Yield Maintenance Premium. On the Maturity Date, any such Letter of Credit may be applied to reduce the Debt unless the Debt has been paid in full, in which case, any such Letter of Credit shall be returned to or at the direction of Borrower.

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          6.11.2 Additional Rights of Lender. In addition to any other right
Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or
(d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) or (d) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit. In the event that Lender draws on any Letter of Credit relating to Reserve Funds pursuant to this Section 6.11.2, Lender shall deposit any funds drawn under such Letter of Credit with the applicable Reserve Funds. Lender shall use commercially reasonable efforts to give Borrower notice that Lender intends to draw under a Letter of Credit under the circumstances set forth in this Section 6.11.2, provided that Lender shall have no liability for its failure to so notify Borrower.

          VII. PROPERTY MANAGEMENT

          Section 7.1 The Management Agreement.

          Borrower shall cause Manager to manage the Property in accordance with the Management Agreement. Borrower shall cause the Operating Company to (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Operating Company to be performed and observed, (ii) promptly notify Lender of any notice to Borrower or Operating Company of any material default by Borrower or Operating Company in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower or Operating Company to be performed and observed, and (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate required to be delivered to Operating Company under the Management Agreement and actually received by either of Borrower or Operating Company. If Borrower or Operating Company shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower or Operating Company to be performed or observed beyond applicable notice and grace periods, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

          Section 7.2 Prohibition Against Termination or Modification.

          Borrower shall not surrender, accept surrender, terminate, cancel, modify, renew or extend the Management Agreement, or enter into any other agreement relating to the management or operation of the Property with Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreement, in each case without (a) the express consent of Lender and (b) receipt of a Rating Agency Confirmation; provided, however, with respect to a new manager which is an Affiliate of Borrower, Borrower shall, in addition, deliver a non-consolidation opinion acceptable to the Lender and the Rating Agencies. If at any time a new manager is appointed in accordance with the provisions of this Section 7.2, such new manager and Borrower shall execute a subordination of management agreement in the form then used by Lender.

          Section 7.3 Replacement of Manager.

          Lender shall have the right to require Borrower to replace or to cause Operating Company to replace the Manager with a Person which is not an Affiliate of, but is chosen by, Borrower and approved by Lender (which approval shall be conditioned upon receipt of a Rating Agency Confirmation) upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an Event of Default or (ii) if Manager shall be in material default under the Management Agreement beyond any applicable notice and cure period.

          VIII. PERMITTED TRANSFERS

          Section 8.1 Intentionally Omitted.

          Section 8.2 Permitted Transfers of Interest in Borrower.

          (a) The restrictions on Transfers of ownership interests in the Borrower set forth in Article 6 of the Mortgage and Section 4.2.1 hereof shall not apply to any Transfer, from time to time, whether direct or indirect, of the ownership interests in Borrower or Operating Company to a corporation, limited partnership or limited liability company provided that (i) Lender shall have received a Rating Agency Confirmation as to such Transfer to the transferee,
(ii) Lender shall have received a non-consolidation opinion acceptable to Lender and the Rating Agencies in their sole discretion and (iii) Lender shall have received such documents, certificates and legal opinions as it may reasonably request.

          (b) The restrictions on Transfers of ownership interests in Borrower set forth in Article 6 of the Mortgage and Section 4.2.1 hereof shall not apply to (i) the issuance, sale, transfer or pledge of publicly traded shares of Guarantor, (ii) the pledge by Guarantor of membership interests in Borrower or Operating Company for the purpose of securing a general corporate borrowing by Guarantor, provided that after giving effect to such Transfer and any subsequent Transfer holders of at least 50.1% of the indebtedness secured by such pledge are

Qualified Transferees or (iii) the foreclosure of such pledge and/or subsequent Transfer of the membership interests of Borrower or Operating Company by transfer in lieu of foreclosure, provided that after giving effect to such foreclosure or Transfer and any subsequent Transfer Borrower and Operating Company are owned by one (1) or more Qualified Transferees or at least 50.1% of the ownership interests in each of Borrower and Operating Company are held by Qualified Transferees, and further provided in the case of (ii) and (iii) above, if after giving effect to such Transfer and all prior Transfers, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in Borrower or Operating Company are owned by any Person and its Affiliates that owned less than a forty-nine percent (49%) direct or indirect interest in Borrower or Operating Company, as applicable, as of the Closing Date, Lender receives a non-consolidation opinion acceptable to Lender and the Rating Agencies. Any loan documents executed in connection with such general corporate borrowing shall restrict or permit Borrower to restrict (i) the transfer of any interest in such loan and (ii) the foreclosure of such pledge (or transfer in lieu thereof), in each case in violation of this Section 8.2(b).

          IX. SALE AND SECURITIZATION OF MORTGAGE

          Section 9.1 Sale of Mortgage and Securitization.

          (a) Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transaction referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as "Secondary Market Transactions" and the transactions referred to in clause (iii) shall hereinafter be referred to as a "Securitization". Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "Securities").

          (b) If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

          (i) (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower and the Manager, (B) provide updated budgets relating to the Property and (C) provide updated appraisals, market studies, environmental reviews (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of the Property (the "Updated Information"), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel reasonably acceptable to Lender and acceptable to the Rating Agencies;

          (ii) provide opinions of counsel (or assist Lender in connection with the preparation of opinions of counsel to the extent Lender's counsel has prepared or is preparing such opinions), which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property and Borrower and Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies;

          (iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require with such modifications as are necessary to make such representations and warranties true in all material respects; and

          (iv) execute amendments to the Loan Documents and Borrower's organizational documents reasonably requested by Lender; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note,
(B) modify or amend any other material economic term of the Loan or (C) materially increase Borrower's obligations and liabilities under the Loan Documents.

          Section 9.2 Securitization Indemnification.

          (a) Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, an "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

          (b) Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such Disclosure Documents specified by Lender and that the information contained in the Disclosure Document to the extent that it relates to any information provided to Lender in writing by or on behalf of Borrower relating to Borrower, Borrower Affiliates, the Property and Manager (together, the "Covered Disclosure Information"), does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Morgan Stanley that has filed the registration statement relating to the Securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Morgan Stanley Group") , and Morgan Stanley, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Morgan Stanley or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Morgan Stanley Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

          (c) In connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization, Borrower shall (i) indemnify Lender, the Morgan Stanley Group and the Underwriter Group for Liabilities to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated in the Disclosure Document in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and
(ii) reimburse Lender, the Morgan Stanley Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group or the Underwriter Group in connection with defending or investigating the Liabilities.

          (d) Promptly after receipt by an indemnified party under this Section
9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

          (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or
(c) is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under
Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Morgan Stanley's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

          (f) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

          (g) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to any Securities issued in any Securitization.

          Section 9.3 Rating Surveillance.

          Borrower will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Borrower in an amount determined by Lender in its reasonable discretion prior to the occurrence of a Securitization (the "Rating Surveillance Charge").

          Section 9.4 Trustee, Accounting and Other Fees.

          Borrower shall be responsible for the payment of any and all set up and ongoing fees associated with any Trustee and, in connection with any Securitization of the Loan, for any fees, costs and expenses incurred in connection with any initial and ongoing accounting or auditing activities conducted with respect to the Loan. Such ongoing fees associated with any Trustee for which the Borrower is responsible shall be calculated and be payable on the same basis and terms (other than the rate) on which the interest payable hereunder is calculated and payable; the Borrower's obligation to pay same shall be secured by the Mortgage; and all references herein (including without limitation Section 10.1), in the Mortgage or in any other Loan Document to interest payable by the Borrower shall be construed to also refer to such ongoing fees associated with any Trustee for which the Borrower is responsible. Without limiting the generality of any obligation hereunder, following any Securitization, any obligation of any Person to pay (or any condition to the effect that such payment must be made) the fees and expenses of the Lender shall be construed to also refer to the out-of-pocket fees and expenses of the Servicer and the Trustee.

          X. DEFAULTS

          Section 10.1 Event of Default.

          (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

          (i) if (A) any monthly installment of principal and/or interest due under the Note or the payment due on the Maturity Date is not paid when due or
(B) any other portion of the Debt is not paid when due and such non-payment continues for ten (10) days following notice to Borrower that the same is due and payable;

          (ii) if any of the Taxes or Other Charges are not paid prior to the date when the same become delinquent, unless Borrower is contesting such Taxes or Other Charges in accordance with the provisions of Section 4.1.2 hereof;

          (iii) if the Policies are not kept in full force and effect;

          (iv) if Borrower breaches or permits or suffers a breach of Article 6 of the Mortgage;

          (v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

          (vi) if Borrower, Operating Company or Guarantor shall make an assignment for the benefit of creditors;

          (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Operating Company or Guarantor or if Borrower, Operating Company or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Operating Company or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Operating Company or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Operating Company or Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

          (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

          (ix) if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

          (x) if Borrower breaches any representation, warranty or covenant contained in Section 3.1.24 hereof;

          (xi) if Borrower fails to comply with the covenants as to Prescribed Laws set forth in Section 4.1.1;

          (xii) if Borrower breaches any of the negative covenants contained in Sections 4.2.12, 4.2.13, 4.2.14 or 4.2.15 hereof or acts or neglects to act in such a manner as to be considered a default under the Operating Agreements;

          (xiii) if Borrower fails to maintain an Interest Rate Protection Agreement pursuant to Section 4.1.11 hereof;

          (xiv) if Borrower or Operating Company is in default of any of its material obligations under the Operating Lease beyond any applicable notice and cure periods contained therein;

          (xv) if Guarantor breaches in any material respect any covenant, warranty or representation contained in the Guaranty, provided, however, if such breach is capable of being cured, Guarantor shall have the right to cure such breach within thirty (30) days of receipt of notice from Lender;

          (xvi) if Operating Company or Manager is in default of any of material its obligations under the Management Agreement beyond any applicable notice and cure periods contained therein; or

          (xvii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or the provisions of any of the other Loan Documents not specified in subsections (i) to (xvi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days plus time permitted for Excusable Delays.

          (b) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or
(viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

          Section 10.2 Remedies.

          (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. To the extent permitted by applicable law, without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

          (b) To the extent permitted by applicable law, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

          (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date and (iii) the Severed Loan Documents shall not otherwise in the reasonable judgment of Borrower modify or amend any economic term of the Loan or materially increase Borrower's obligations and liabilities under the Loan.

          (d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

          Section 10.3 Right to Cure Defaults.

          Upon the occurrence and during the continuance of a Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred into the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable on the date which is ten (10) days after notice of demand is received by Borrower from Lender therefore.

          Section 10.4 Remedies Cumulative.

          The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

          XI. MISCELLANEOUS

          Section 11.1 Successors and Assigns.

          All covenants, promises and agreements in this Agreement, by or on behalf of either party, shall inure to the benefit of the legal representatives, successors and assigns of such party.

          Section 11.2 Lender's Discretion.

          Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefore.

          Section 11.3 Governing Law.

          (A) THIS AGREEMENT WAS EXECUTED BY LENDER AND BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD OT PRINCIPLES OF CONFLICT OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTION 1-105(2) OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO LIENS AND SECURITY INTERESTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UCC (INCLUDING, WITHOUT LIMITATION, THE ACCOUNTS) WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION APPLICABLE THERETO IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH EACH INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS.

          (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

              CT CORPORATION
              111 EIGHTH AVENUE
              NEW YORK, NEW YORK 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE

DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

          Section 11.4 Modification, Waiver in Writing.

          No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

          Section 11.5 Delay Not a Waiver.

          Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

          Section 11.6 Notices.

          All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with electronic confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed,
(b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows::

          If to Lender:        Morgan Stanley Mortgage Capital Inc.
                               1221 Avenue of the Americas, 27th Floor
                               New York, New York  10020
                               Attention:  Christian Malone
                               Facsimile No. (212) 507-4123

          with a copy to:      Morgan Stanley & Co. Incorporated
                               1585 Broadway, 10th Floor
                               New York, New York  10036
                               Attention:  Andrew Berman
                               Facsimile No. (212) 761-0747

          with a copy to:      Cadwalader, Wickersham & Taft LLP
                               100 Maiden Lane
                               New York, New York  10038
                               Attention: John M. Zizzo, Esq.
                               Facsimile No. (212) 504-6666

          If to Borrower:      KC Propco, LLC
                               c/o KinderCare Learning Centers, Inc.
                               650 N.E. Holladay Street, Suite 1400
                               Portland, Oregon  97232
                               Attention:  Eva M. Kripalani, Esq.
                               Facsimile No.  (503) 872-1391

          with a copy to:      Simpson Thacher & Bartlett
                               425 Lexington Avenue
                               New York, New York  10017
                               Attention:  Gregory J. Ressa, Esq.
                               Facsimile No. (212) 455-2502

          Section 11.7 Trial by Jury.

          BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.

EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

          Section 11.8 Headings.

          The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 11.9 Severability.

          Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 11.10 Preferences.

          Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

          Section 11.11 Waiver of Notice.

          Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

          Section 11.12 Remedies of Borrower.

          In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

          Section 11.13 Expenses; Indemnity.

          (a) Except as otherwise provided herein, Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) Borrower's ongoing performance of and compliance with Borrower's agreements and covenants contained in this Agreement and the other Loan Documents, and/or the satisfaction of any conditions set forth in this Agreement or the other Loan Documents to the exercise of any right granted to Borrower herein or therein, on its part to be performed or complied with or satisfied after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date;
(iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (vi) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid to Lender pursuant to the Cash Management Agreement.

          (b) Borrower shall indemnify, defend and hold harmless Lender and its officers, directors, agents, employees (and the successors and assigns of the foregoing) (the "Lender Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Lender Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Lender Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Lender Indemnitees in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to the Lender Indemnitees hereunder to the extent that such Indemnified

Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnitees.

          Section 11.14 Schedules Incorporated.

          The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          Section 11.15 Offsets, Counterclaims and Defenses.

          Any assignee of Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 11.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

          (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

          (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

          Section 11.17 Publicity.

          Subject to the terms and provisions of Article IX hereof, all news releases, publicity or advertising by each of Lender or Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Morgan Stanley Mortgage Capital Inc., or any of their Affiliates shall be subject to the prior approval of Lender and Borrower, or where only one party or its Affiliates are mentioned, then the prior approval of the other party. Section 11.18 Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

          (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Property and in reliance upon the aggregate of the Individual Properties taken together being of greater value as collateral security than the sum of such Property taken separately. Borrower agrees that each Mortgage creates a single blanket Lien encumbering all of the Property so that (i) an Event of Default under any Mortgage with respect to any Individual Property constitutes an Event of Default under every Mortgage with respect to all of the Property and (ii) an Event of Default under the Note or this Loan Agreement shall constitute an Event of Default under each Mortgage.

          (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever. In addition and in the event of foreclosure of any Mortgage, Borrower, for itself and its successors and assigns, waives any equitable right otherwise available to Borrower which would require the separate sale of any Individual Property or require Lender to exhaust its remedies against any Individual Property, or any combination thereof, before proceeding against any other Individual Property or portion thereof; and, further, in the event of such foreclosure Borrower does hereby expressly consent to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Individual Properties.

          Section 11.19 Waiver of Offsets/Defenses/Counterclaims.

          Nothing contained in this Agreement and no act done or omitted by Lender pursuant to the power and rights granted to Lender hereunder shall be deemed to be a waiver by Lender of its rights and remedies under this Agreement, the Note, or the other Loan Documents and this Agreement is made and accepted without prejudice to any of the rights and remedies possessed by Lender under the terms thereof. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

          Section 11.20 Conflict; Construction of Documents; Reliance.

          In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

          Section 11.21 Brokers and Financial Advisors.

          Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

          Section 11.22 Exculpation.

          Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower solely in order to fully realize on any security given by Borrower in connection with the Loan or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against such security; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

          (i) fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan;

          (ii) the gross negligence or willful misconduct of Borrower;

          (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

          (iv) the removal or disposal of any portion of the Property after an Event of Default;

          (v) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, or (C) any Rents following an Event of Default;

          (vi) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

          (vii) Borrower's indemnification of Lender set forth in Section 9.2 hereof.

          Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) Borrower fails to obtain Lender's prior consent to any subordinate financing or other voluntary Lien encumbering the Property; (ii) Borrower fails to obtain Lender's prior consent to any assignment, transfer, or conveyance of the Property or any interest therein as required by the Mortgage or this Agreement; (iii) Borrower files a voluntary petition under the Bankruptcy code or any other Federal or state bankruptcy or insolvency law; (iv) an Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (v) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;
(vi) any Affiliate, officer, director, or representative which controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; or (vii) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due. Section 11.23 Prior Agreements.

          This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Commitment Letter dated March 28, 2003 between KinderCare Learning Centers, Inc. and Morgan Stanley Mortgage Capital Inc., are superseded by the terms of this Agreement and the other Loan Documents.

          Section 11.24 Servicer.

          (a) At the option of Lender, the Loan may be serviced by a servicer (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer. In soliciting prospective parties to act as Servicer, Lender shall obtain servicing fee quotes from at least three (3) such prospective servicers on a competitive bases and shall consult with Borrower on a regular basis during such solicitation and selection process; provided, however, that following any Securitization, if the then Servicer is terminated, whether by resignation, removal for cause or a permitted assignment of the servicing rights, Lender need not obtain quotes or consult with Borrower regarding the successor Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement. In addition, Borrower shall be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement; provided that Borrower shall only be responsible to pay for monthly servicing fees due to the Servicer to the extent of four (4) basis points per annum based on the outstanding principal amount of the Loan at the beginning of each year in which the Servicing Agreement is in effect. Such monthly servicing fee for which the Borrower is responsible shall be calculated and be payable on the same basis and terms (other than the rate) on which the interest payable hereunder is calculated and payable; the Borrower's obligation to pay same shall be secured by the Mortgage; and all references herein (including without limitation Section 10.1), in the Mortgage or in any other Loan Document to interest payable by the Borrower shall be construed to also refer to such monthly servicing fee for which the Borrower is responsible. In addition, Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under the applicable provisions of this Agreement and the other Loan Documents.

          (b) From and after notice from Lender to Borrower of the appointment of a Servicer, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower pursuant to the provisions of this Agreement, the Note and the other Loan Documents.

          (c) Provided Borrower shall have been given notice of Servicer's address by Lender, Borrower shall deliver to Servicer duplicate originals of all notices and other instruments which Borrower may or shall be required to deliver to Lender pursuant to this Agreement, the Note and the other Loan Documents (and no deliver of such notices or other instruments by Borrower shall be of any force or effect unless delivered to Lender and Servicer as provided above).
Section 11.25 Joint and Several Liability.

          If more than one Person has executed this Agreement as "Borrower," the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

          Section 11.26 Creation of Security Interest.

          Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage and any other Loan Document (including, without limitation, the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          Section 11.27 Assignments and Participations.

          (a) The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Loan Agreement.

          (b) Subject to acceptance and recording thereof pursuant to paragraph
(c) of this Section 11.27, from and after the effective date specified in any applicable assignment documentation regarding the Loan, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such documentation, have the rights and obligations of a Lender under this Agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.27 shall be treated for purposes of this Agreement as a sale by such Lender of a participation of such rights and obligations in accordance with paragraph (e) of this Section 11.27.

          (c) The Borrower or an agent of the Borrower shall maintain a register (the "Register") on which it will record the Loans made hereunder, and each Assignment and

Acceptance and participation. The Register shall include the names and addresses of the Lenders (including all assignees, successors and participants), and the Commitment of, and principal amount of the Loans owing to each such Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. If the Lender sells a participation in any Loan, it shall provide the Borrower, or maintain as agent of the Borrower, the information described in this paragraph and permit the Borrower to review such information as reasonably needed for the Borrower to comply with its obligations under this Agreement or under any applicable law or governmental regulation or procedure. Absent failure by the Borrower to record the names and addresses of the Lenders, or any error in such recordation, the entries in the Register shall be conclusive, and the Borrower and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.

          (d) A participant shall not be entitled to the benefits of Section 2.5 hereof unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.5 as though it were a Lender.

          (e) Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Loan Agreement; provided, however, that (i) Lender's obligations under this Loan Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (ii) Lender shall remain the holder of any Note for all purposes of this Loan Agreement and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under and in respect of this Loan Agreement and the other Loan Documents.

          (f) Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.27, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to the Lender by or on behalf of the Borrower or any of its Affiliates.

          Section 11.28 Property Releases.

          From and after the Permitted Prepayment Date, Borrower may obtain the release of any Individual Property (such Individual Property shall be referred to as the "Release Property") from the lien of the applicable Mortgage and related Loan Documents upon the satisfaction of each of the following conditions:

          (a) Immediately prior to, and after giving effect to, the proposed release, no Event of Default shall have occurred and be continuing (unless the Default would be cured by the release of the Release Property).

          (b) Lender receives notice thereof at least thirty (30) days before the date of the proposed release (the "Release Date");

          (c) Lender shall have received (i) payment of an amount (the "Release Amount") equal to one hundred fifteen percent (115%) of the Allocated Loan Amount of the applicable Release Property or such greater amount such that the condition set forth in Section 11.28(d) shall be satisfied and (ii) payment of any reasonable expenses incurred by Lender in connection with such release (including, without limitation, reasonable attorneys' fees).

          (d) The Debt Service Coverage Ratio after giving effect to such release shall be at least equal to the greater of (i) the Debt Service Coverage Ratio immediately prior to such release and (ii) 2.95:1.0.

          (e) The Release Amount of the Release Property, when taken together with the Release Amount of each other Individual Property released from the Lien of the Mortgage pursuant to this Section 11.28 and the Casualty Release Amount of each Individual Property released from the Lien of the Mortgage pursuant to
Section 2.4.2 in the same Loan Year, shall not exceed Fifteen Million and No/100 Dollars ($15,000,000.00).

          (f) Borrower shall submit to Lender, not less than five (5) Business Days prior to the date of such release, a partial release of the applicable Mortgage as it relates to the Release Property and related Loan Documents for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Release Property is located. In addition, Borrower shall provide such opinions and other documentation as Lender reasonably requires to be delivered by Borrower in connection with such release provided the delivery of such opinions and documentation is customary in the relevant jurisdiction.

          (g) Simultaneously with the release, Borrower shall convey fee simple title to the Release Property to a Person other than Borrower and Borrower and Operating Company shall execute (i) an amendment to the Operating Lease effective as of the Release Date deleting the Release Property from the list of Individual Properties (as defined in the Operating Lease) on Schedule 1 to the Operating Lease and (ii) an amendment to the Management Agreement effective as of the Release Date deleting the Release Property from the list of Facilities (as defined in the Management Agreement).

          Section 11.29 Property Substitutions.

          11.29.1 Conditions to Substitution. At any time during the term of the Loan, subject to the terms and conditions set forth in this Section 11.29, Borrower may obtain from time to time a partial release of the Lien of the applicable Mortgage and the related Loan Documents encumbering an Individual Property (each, a "Substituted Property" and collectively, the "Substituted Properties") by substituting therefor one or more properties (collectively, a "Substitute Property") of comparable or greater value to that of the Substituted Property on the Closing Date. Any such substitution shall be subject, in each case, to the satisfaction of the following conditions precedent:

          (a) Simultaneously with the substitution, Borrower shall convey fee simple title to the Substituted Property to a Person other than Borrower.

          (b) Lender shall have received an appraisal of the Substitute Property dated no more than sixty (60) days prior to the substitution by an appraiser acceptable to the Rating Agencies, indicating an appraised value of the Substitute Property that is equal to or greater than the value of the Substituted Property determined by Lender at or about the Closing Date.

          (c) Immediately after giving effect to the substitution, the Debt Service Coverage Ratio is not less than the Debt Service Coverage Ratio for the Loan as of the date immediately preceding the substitution.

          (d) Lender shall have received a Rating Agency Confirmation and, if a Securitization of the Loan has not occurred, Lender shall have approved the Substitute Property in its sole discretion.

          (e) No Default or Event of Default shall have occurred and be continuing. Lender shall have received an Officer's Certificate in form and substance satisfactory to the Rating Agencies confirming the foregoing, stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents including, without limitation, the representations and warranties set forth in Section 3.1 of this Agreement, are true and correct in all material respects on and as of the date of the substitution with respect to Borrower, the Individual Properties and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Substitute Property or the Loan as the Rating Agencies may require and as are customary in property substitutions similar to the substitution of the Substitute Property for the Substituted Property in connection with lending transactions similar to the Loan and as are consistent with the facts covered by such representations and warranties as they exist as of the date thereof, which representations and warranties shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents, it being understood, however, that such representations and warranties shall have been made only as of the date of the substitution.

          (f) Borrower shall have executed, acknowledged and delivered to Lender
(i) a Mortgage, an Assignment of Leases and UCC Financing Statements for jurisdictions requested by Lender with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Mortgage, Assignment of Leases and UCC Financing Statements and agreeing to record or file, as applicable, such Mortgage, Assignment of Leases and Rents and UCC Financing Statements as directed, so as to effectively create upon such recording and filing valid and enforceable Liens upon the Substitute Property, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, (ii) an Environmental Indemnity with respect to the Substitute Property, and (iii) such amendments to the Loan Documents as may be required in order to evidence the substitution. The Mortgage, Assignment of Leases, UCC Financing Statements and Environmental Indemnity shall be the same in form and substance as the counterparts of such documents executed and delivered in connection with the closing of the Loan subject to modifications reflecting the Substitute Property as the Individual Property that is the subject of such documents and such modifications reflecting the laws of the state in which the Substitute Property is located as shall be recommended by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to clause (n) below. The Mortgage encumbering the Substitute Property shall secure all amounts evidenced by the Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Mortgage shall be equal to one hundred twenty five percent (125%) of the amount of the Loan allocated to the Substitute Property. The amount of the Loan allocated to, and the Allocated Loan Amount of, the Substitute Property (such amount being hereinafter referred to as the "Substitute Allocated Loan Amount") shall equal the Allocated Loan Amount of the related Substituted Property.

          (g) Lender shall have received (i) a "tie-in" or similar endorsement to each Title Insurance Policy insuring the Lien of an existing Mortgage evidencing the substitution of the Substitute Property for the Substituted Property, to the extent such endorsements are available in the related jurisdictions, and (ii) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Mortgage encumbering the Substitute Property, issued by one of the title companies that issued the Title Insurance Policy insuring the Lien of the existing Mortgage and dated as of the date of the substitution. The Title Insurance Policy issued with respect to the Substitute Property shall (A) provide coverage in the amount of the Substitute Allocated Loan Amount if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred twenty five percent (125%) of the Substitute Allocated Loan Amount, (B) insure Lender that the relevant Mortgage creates a valid first lien on fee estate of the Substitute Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) contain such endorsements and affirmative coverages as are contained in the Title Insurance Policy insuring the Lien of the existing Mortgage to the extent available in the relevant jurisidiction, and
(D) name Lender as the insured. Lender also shall have received copies of paid receipts or other evidence acceptable to Lender showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid.

          (h) Lender shall have received (i) an endorsement to the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the state in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Property constitutes a separate tax lot, (ii) a letter from the appropriate Governmental Authority stating that the Substitute Property constitutes a separate tax lot or (iii) copies of tax assessments from the appropriate taxing authority demonstrating that the Substitute Property constitutes a separate tax lot.

          (i) Lender shall have received a current boundary survey for each Substitute Property, certified to the title company and Lender and their successors and assigns, in the same form and having the same content as the certification of the Survey of the Substituted Property prepared by a professional land surveyor licensed in the state in which the Substitute Property is located and acceptable to the Rating Agencies in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property or other type of real property description (e.g., block and lot) that is customarily used in the jurisdiction in which the Substitute Property is located. In addition, the Lender shall have received a flood zone certification with respect to the Substitute Property from a company regularly engaged in the business of providing such flood zone certifications (and, if such flood zone certification states that the Substitute Property is located in a "one-hundred year flood hazard area", such Substitute Property shall be covered by flood insurance meeting the requirements set forth in Section 5.1.1(a)(i) hereof).

          (j) Lender shall have received valid certificates of insurance indicating that the requirements for the Policies required for an Individual Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all premiums payable for the existing policy period.

          (k) Lender shall have received a Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report, which conclude that the Substitute Property does not contain any Hazardous Substance (as defined in the Environmental Indemnity) and is not subject to any known risk of contamination from any off-site Hazardous Substance. If any such report discloses the presence of any Hazardous Substance or the risk of contamination from any off-site Hazardous Substance, a substitution shall not be allowed with respect to such proposed Substitute Property at any time prior to a Securitization. If, subsequent to a Securitization, any such report discloses the presence of any Hazardous Substance or the risk of contamination from any off-site Hazardous Substance, such report shall include an estimate of the cost of any related remediation required to be undertaken by an environmental consultant selected by Lender and Borrower shall deposit with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (i) an update to such report indicating that there is no longer any Hazardous Substance on the Substitute Property or any known danger of contamination from any off-site Hazardous Substance that has not been fully remediated and (ii) a certificate from Borrower stating that all such remediation work has been paid in full.

          (l) Lender shall have received a Physical Conditions Report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of material damage or waste. If compliance with any Legal Requirements are not addressed by the Physical Conditions Report, such compliance shall be confirmed by delivery to Lender of a legal compliance report in form and substance, and from a company, reasonably satisfactory to Lender. If the Physical Conditions Report recommends that any immediate repairs be made with respect to the Substitute Property, a substitution shall not be allowed with respect to such proposed Substitute Property at any time prior to a Securitization. If, subsequent to a Securitization, any such Physical Conditions Report recommends that any immediate repairs be made with respect to the Substitute Property, such report shall include an estimate of the cost of such recommended repairs and Borrower shall deposit with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (i) an update to such Physical Conditions Report or a letter from the engineer that prepared such Physical Conditions Report indicating that the recommended repairs were completed in good and workmanlike manner and (ii) paid receipts indicating that the costs of all such repairs have been paid.

          (m) Borrower shall deliver or cause to be delivered to Lender (i) updates certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender in connection with the Closing Date; (ii) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located and
(iii) resolutions of the Borrower authorizing the substitution and any actions taken in connection with such substitution.

          (n) Lender shall have received the following opinions of Borrower's counsel: (i) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (f) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by applicable law to qualify to do business in such jurisdiction; (ii) an opinion of Simpson Thacher & Bartlett or such other counsel acceptable to the Rating Agencies stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (f) above were duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (iii) an opinion of Borrower's counsel acceptable to the Rating Agencies stating that subjecting the Substitute Property to the Lien of the related Mortgage and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents or to realize the benefits of the cross-collateralization provided for thereunder; and (iv) an opinion of counsel acceptable to the Rating Agencies that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust.

          (o) Borrower shall have paid or created adequate reserves for payment of all Basic Carrying Costs relating to the Individual Properties and the Substitute Property through the date of substitution, including without limitation, (i) accrued but unpaid insurance premiums relating to the Individual Properties and the Substitute Property, (ii) currently due Taxes (including any in arrears) relating to the Individual Properties and the Substitute Property and (iii) currently due Other Charges relating to the Individual Properties and Substitute Property.

          (p) Borrower shall have paid or reimbursed Lender for all reasonable out-of-pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses and fees of the Rating Agencies and the Servicer incurred in connection with the substitution.

          (q) Lender shall have received annual operating statements for the Substitute Property for the three (3) years immediately prior to the date of substitution (or such lesser time as the Substitute Property has had operations under the management of the Borrower or an Affiliate of the Borrower except to the extent such statements for prior periods have been made available to Borrower or an Affiliate of Borrower), and financial statements for the most current completed Fiscal Year and a current operating statement for the Substituted Property, each certified to Lender as being true and correct and a certificate from Borrower certifying that there has been no material adverse change in the financial condition of the Substitute Property since the date of such operating statements.

          (r) Borrower shall have delivered to Lender a certificate to that effect that neither the Substitute Property nor any portion thereof is leased to any Person other than pursuant to the Operating Lease.

          (s) Lender shall have received copies of all Material Agreements relating to the leasing and operation of the Substitute Property to which Borrower will be a party together with a certification of Borrower attached to the Operating Lease and Material Agreements certifying that the attached copy is a true and correct copy of the Operating Lease and such Material Agreements and all amendments thereto.

          (t) The Operating Lease shall have been amended effective as of the date of substitution (i) to include the Substitute Property as part of the premises demised thereunder and (ii) deleting the Substituted Property from the list of Individual Properties (as defined in the Operating Lease) on Schedule 1 to the Operating Lease.

          (u) The Management Agreement shall have been amended effective as of the date of substitution (i) to include the Substitute Property as one of the Facilities (as defined in the Management Agreement) covered thereby and (ii) deleting the Substituted Property from the list of Facilities (as defined in the Management Agreement).

          (v) Lender shall have received a Seismic Report indicating the Seismic Zone in which the Substitute Property is located.

          (w) Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as the Rating Agencies may have requested.

          (x) The Substituted Property, when taken together with all other Substituted Properties which were the subject of a substitution pursuant to this
Section 11.29 in the same Loan Year shall not total more than five percent (5.00%) of the number of Individual Properties which make up the Property.

          (y) Upon satisfaction of the foregoing, but not less than five (5) Business Days prior to the date of such substitution (or such shorter period as is approved by Lender in its sole discretion), Borrower shall submit to Lender a partial release of Lien (and related Loan Documents) for the Substituted Property for execution by Lender. Such partial release shall be in a form appropriate for the jurisdiction in which the Substituted Property is located and reasonably satisfactory to Lender. Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 11.29 have been satisfied.

          11.29.2 Release and Substitution. Upon the satisfaction of the foregoing conditions precedent, (a) Lender will release its Lien from the Substituted Property to be released, (b) the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement, (c) the Substitute Allocated Loan Amount with respect to such Substitute Property shall be deemed to be the Allocated Loan Amount with respect to such Substitute Property for all purposes hereunder and (d) the Allocated NOI of the Substituted Property shall be the Allocated NOI for the Substitute Property.

                         [NO FURTHER TEXT ON THIS PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                        LENDER:

                                        MORGAN STANLEY MORTGAGE CAPITAL INC., a
                                        New York corporation


                                        By: /s/ CHRISTIAN B. MALONE
                                            ------------------------------------
                                            Name: Christian B. Malone
                                            Title: Vice President


                                        BORROWER:

                                        KC PROPCO, LLC, a Delaware limited
                                        liability company


                                        By: /s/ EVA M. KRIPALANI
                                            ------------------------------------
                                            Name: Eva M. Kripalani
                                            Title: Senior Vice President
                                                   and General Counsel

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                               Schedules and Exhibits Omitted